AGREEMENT AND PLAN OF MERGER
                       AMONG CULLMAN VENTURES, INC.,
                      CERTAIN PRINCIPAL SHAREHOLDERS,
                            THE MEAD CORPORATION
                                    AND
                           MEAD ACQUISITION CORP.

                       Dated as of September 29, 1999




                             TABLE OF CONTENTS
                                                                  Page
                                                                  ----

ARTICLE I     DEFINITIONS...........................................1
              1.1   Definitions.....................................1
              1.2   Other Defined Terms............................10
              1.3   Accounting Terms...............................12
              1.4   Singular and Plural Forms......................12

ARTICLE II    THE MERGER...........................................12
              2.1   The Merger.....................................12
              2.2   Constituent Corporations.......................12
              2.3   Effective Time.................................13
              2.4   Certificate of Incorporation...................13
              2.5   By-Laws........................................13
              2.6   Officers and Directors.........................13

ARTICLE III   CONVERSION OF SHARES.................................13
              3.1   Conversion.....................................13
              3.2   Payment Fund...................................14
              3.3   Expenses Escrow Fund...........................14
              3.4   Indemnification Escrow Fund....................15
              3.5   Purchase Price Adjustment......................16
              3.6   Payments.......................................19
              3.7   Dissenting Shares..............................20

ARTICLE IV    REPRESENTATIONS AND WARRANTIES
              OF THE COMPANY.......................................20
              4.1   Organization and Good Standing; Corporate
                      Records......................................20
              4.2   Power and Authority............................21
              4.3   Capitalization.................................21
              4.4   No Violation...................................22
              4.5   Financial Statements; No Undisclosed Liabilities23
              4.6   Absence of Certain Changes or Events...........23
              4.7   Leases of Personal Property; Material Contracts;
                      No Default...................................25
              4.8   Intellectual Property..........................26
              4.9   Year 2000 Compliance...........................29
              4.10  Actions........................................30
              4.11  Compliance with Laws...........................30
              4.12  Taxes..........................................30
              4.13  Title to Property..............................34
              4.14  Insurance......................................34
              4.15  Approvals......................................35
              4.16  Employee Benefit Plans; ERISA..................35
              4.17  Subsidiaries...................................38
              4.18  Environmental Matters..........................39
              4.19  Labor Matters..................................40
              4.20  Personal Property..............................40
              4.21  Real Property..................................41
              4.22  Distributors and Customers.....................41
              4.23  Accounts Receivable; Escheat Property..........42
              4.24  Inventory......................................42
              4.25  Safe Deposit Boxes and Bank Accounts...........43
              4.26  Broker's or Finder's Fees......................43
              4.27  AGA LLC and CVI................................43
              4.28  Expenses Escrow Fund Sufficient................43
              4.29  Interpretive Provision.........................44

ARTICLE V     REPRESENTATIONS AND WARRANTIES
              OF THE PURCHASER AND ACQUISITION SUB.................44
              5.1   Organization and Good Standing.................44
              5.2   Power and Authority............................44
              5.3   No Violation...................................45
              5.4   Brokerage......................................45
              5.5   Financing......................................45

ARTICLE VI    COVENANTS OF THE COMPANY PENDING THE CLOSING.........46
              6.1   Regular Course of Business.....................46
              6.2   Restricted Activities..........................46
              6.3   Consents and Approvals.........................46
              6.4   Approval of Shareholders.......................47
              6.5   No Solicitation of Transaction.................47
              6.6   Confidentiality................................47
              6.7   Access to the Company and its Subsidiaries.....48
              6.8   Supplements to Disclosure Schedules............48
              6.9   Reasonable Efforts.............................48
              6.10  Premerger Notification.........................49
              6.11  Form 8023......................................49
              6.12  Records of Trademarks, Service Marks and Copyrights
                    Registrations and Applications.  ..............49

ARTICLE VII   COVENANTS OF THE PURCHASER AND
              ACQUISITION SUB PENDING THE CLOSING..................49
              7.1   Consents and Approvals.........................49
              7.2   Full Disclosure................................50
              7.3   Confidentiality................................50
              7.4   Employee Benefits and Plant Closing............50
              7.5   Reasonable Efforts.............................51
              7.6   Premerger Notification.........................51

 ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
              PURCHASER AND ACQUISITION SUB........................52
              8.1   Representations and Warranties True............52
              8.2   Performance of Covenants.......................52
              8.3   No Governmental Proceeding.....................52
              8.4   HSR and Other Approvals........................52
              8.5   Approval of Stockholders.......................52
              8.6   Opinion of Counsel.............................52
              8.7   Certificates...................................53
              8.8   Custody Agreement..............................53
              8.9   AGA LLC Spinoff; CVI Corporate Distribution....53
              8.10  Payoff Letters.................................53
              8.11  Consents.......................................53
              8.12  Employment Agreements..........................53
              8.13  Option Extinguishment..........................53
              8.14  Form 8023.  ...................................54
              8.15  Leases.........................................54
              8.16  Incentive Plan Payments........................54

ARTICLE IX    CONDITIONS PRECEDENT TO THE
              OBLIGATIONS OF THE COMPANY...........................54
              9.1   Representations and Warranties True............54
              9.2   Performance of Covenants.......................55
              9.3   No Governmental Proceeding.....................55
              9.4   HSR Approval...................................55
              9.5   Approval of Stockholders.......................55
              9.6   Opinion of Counsel.............................55
              9.7   Certificates...................................55
              9.8   Custody Agreement..............................55
              9.9   Deliveries.....................................55
              9.10  Form 8023......................................55

ARTICLE X     THE CLOSING..........................................56
              10.1  Time and Place of Closing......................56
              10.2  Filing of Merger Certificate; Payment of
                      Indebtedness.................................56

ARTICLE XI    SURVIVAL AND INDEMNITY...............................56
              11.1  Survival.......................................56
              11.2  Indemnification................................57
              11.3  Notice of Claims...............................59
              11.4  Matters Involving Third Parties................59
              11.5  Maximum Indemnification........................60
              11.6  General Deductible.............................60
              11.7  Mitigation of Damages..........................60
              11.8  Indemnification is Sole Remedy.................61
              11.9  Role of Representative.........................61
              11.10 Environmental Matters..........................61

ARTICLE XII   TAX MATTERS..........................................62
              12.1  S Corporation Status...........................62
              12.2  Section 338(h)(10) Election....................62
              12.3  Preparation and Filing of Tax Returns;
                    Payment of Taxes...............................63
              12.4  Liability and Indemnification for Taxes........64
              12.5  Procedures Related to Tax Claims...............65
              12.6  Transfer and Gains Taxes.......................66
              12.7  Assistance and Cooperation.....................67
              12.8  Characterization of Indemnification Payments...67
12.9  Survival of Tax Claims and
                    Section 4.12 Representations...................67
              12.10 Exclusive Remedy; Tax Indemnity Payments.......68

ARTICLE XIII  TERMINATION, AMENDMENT AND WAIVER....................69
              13.1  Termination....................................69
              13.2  Effect of Termination..........................70
              13.3  Amendment......................................70
              13.4  Extension, Waiver..............................71

ARTICLE XIV   OTHER AGREEMENTS.....................................71
              14.1  Public Disclosure..............................71
              14.2  Expenses.......................................71
              14.3  Voting Agreement...............................71
              14.4  Noncompetition, Nonsolicitation................72
              14.5  Specific Performance; Injunctive Relief........73
              14.6  Change of Name.................................73
              14.7  Escheat Matters................................73

ARTICLE XV    THE REPRESENTATIVE...................................73
              15.1  Appointment of the Representative..............73
              15.2  Subsequent Representative......................73

ARTICLE XVI   MISCELLANEOUS........................................74
              16.1  Entire Agreement...............................74
              16.2  Assignment.....................................74
              16.3  Governing Law and Venue........................74
              16.4  Headings and Exhibits..........................74
              16.5  Disclosure on Schedules........................74
              16.6  Notices........................................75
              16.7  Counterparts...................................76

EXHIBITS
EXHIBIT A     Custody Agreement
EXHIBIT B     Certificate of Merger
EXHIBIT C-1   Opinion of Richards & O'Neil, LLP
EXHIBIT C-2   Opinion of General Counsel of the Company
EXHIBIT D-1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
EXHIBIT D-2   Opinion of General Counsel of Purchaser
EXHIBIT E     Form of Agreement Governing Assignment



                           CULLMAN VENTURES, INC.
                        AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT OF MERGER (the "AGREEMENT"), dated as of September 29, 1999, is made and entered into among THE MEAD CORPORATION, an Ohio corporation (the "PURCHASER"), MEAD ACQUISITION CORP., a New York corporation ("ACQUISITION SUB"), CULLMAN VENTURES, INC., a New York corporation (the "COMPANY"), and the PRINCIPAL SHAREHOLDERS (as defined herein) as to certain provisions as provided herein.

      WHEREAS, the parties desire to enter into this Agreement with each other under the terms of which Acquisition Sub will merge with and into the Company, with the Company surviving and becoming a wholly-owned subsidiary of the Purchaser.

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

                                 ARTICLE I
                                DEFINITIONS

     1.1 Definitions. The following terms, as used herein, shall have the following meanings:

     (a) "ACTION" shall mean any action, claim, dispute, proceeding, suit or investigation, or any appeal therefrom.

     (b) "AFFILIATE" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person.

     (c) "AGA LLC" shall mean AGA Creative LLC, a Delaware limited liability company which holds the assets and liabilities comprising the Allied Graphic Arts Business.

     (d) "AGA LLC SPINOFF" shall mean the distribution by the Company to the Cullman Shareholders or their designees of the Company's limited liability company interest in AGA LLC, which distribution will not include property or assets of the Company other than the limited liability company interest.

     (e) "AGREEMENT" shall mean this Agreement of Merger and shall include all of the Schedules and Exhibits, if any, attached hereto.

     (f) "ALLIED GRAPHIC ARTS BUSINESS" shall mean the business conducted prior to the date of this Agreement by AGA LLC and its predecessor as a division of the Company and the business presently conducted solely by AGA LLC in the production and publication of (i) catalogues and brochures, and other promotional materials, except for calendars for retailers, mail order merchandisers and others, and (ii) calendars sold to druggists for promotional purposes.

     (g) "APPROVAL" shall mean any approval, authorization, consent, license, franchise, order or permit of or by, or filing with, a Person.

     (h) "AUDITED FINANCIAL STATEMENTS" shall mean the audited balance sheet of the Company, together with the statements of income, changes in shareholders' equity and cash flows for the fiscal years ended January 31, 1999, 1998 and 1997 certified by Cullman's Accountants, including (i) with respect to the fiscal year ended January 31, 1999, the combining balance sheet of the Group, together with the statement of income of the Group for the fiscal year then ended, and (ii) with respect to the fiscal years ended January 31, 1998 and 1997, the combining balance sheet, together with the statement of income, of the divisions and Subsidiaries of the Company presently included within the Group for each of the fiscal years then ended.

     (i) "BUSINESS" shall mean the Group's business of producing and marketing (i) dated and organizing products (such as calendars, organizers, planners and related accessories) and (ii) posters, coloring products, decorative calendars and other print media. The Business includes all business and assets of the Company other than the Allied Graphic Arts Business, the assets and liabilities of AGA LLC and the CVI Corporate Assets and Liabilities.

     (j) "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, a legal holiday in the State of New York or a day on which commercial banks in the State of New York are permitted or authorized to close.

     (k) "CLOSING GROUP ACCOUNT STATEMENT" shall mean the statement of the Group for the period from and including May 1, 1999 until the Effective Time, prepared in accordance with Section 3.5(a) hereof.

     (l) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (m) "COMMON SHARES" shall mean the common shares of the Company, par value $.01 per share.

     (n) "COMPANY LONG-TERM INDEBTEDNESS" shall mean the indebtedness of the Company for borrowed money (including the current portion thereof) plus any accrued but unpaid interest on such indebtedness to the Closing, plus any early payment fees or "make whole" premiums paid by the Company in connection with the Closing (which shall also include any early payment fees, "make whole" premiums or any other penalties due upon the change in control of the Company with respect to the termination of the revolving credit facility) and any related fees or expenses incurred or charged in connection therewith, including, but not limited to, attorneys fees and charges for the release of Liens with respect to such indebtedness; provided, that such indebtedness shall not include borrowings by the Company under the revolving credit facility within the Credit Agreement dated as of October 28, 1997, as amended, by and among the Company, the lenders referred to therein, First Union National Bank, as agent, and The Bank of New York, as documentation agent, except to the extent that such borrowings or working capital or other funds of the Company are used after April 30, 1999 to pay down any indebtedness for borrowed money other than such revolving credit facility or for any purposes other than to pay expenses incurred in the ordinary course of business (including capital expenditures relating to projects included in the fiscal year 2000 capital expenditures plan, provided that such capital expenditures do not materially exceed the amount specified in such plan unless otherwise approved by the Purchaser).

     (o) "CONDITION" shall mean, with respect to a Person, the business, properties, assets, operations, results of operations and/or condition (financial or otherwise) of such Person.

     (p) "CONSENT FEES" shall mean all fees and other monies paid or to be paid by the Company or any Subsidiary in connection with obtaining the consent or approval of any Person listed on SCHEDULE 1.1(P) hereto in order for any Contract, IP License Agreement or Leased Real Property listed thereon to be assigned or to remain in full force or effect after the Closing of the transactions contemplated by this Agreement, including any payment thereunder as a result of there being a "change in control" of the Company as a result of the Merger.

     (q) "CULLMAN SHAREHOLDERS" shall mean the holders of Common Shares.

     (r) "CULLMAN'S ACCOUNTANTS" shall mean Deloitte & Touche LLP.

     (s) "CUSTODY AGENT" shall mean United States Trust Company or other financial institution mutually acceptable to the Representative and the Purchaser.

     (t) "CUSTODY AGREEMENT" shall mean the Custody Agreement by and among the Purchaser, Acquisition Sub, the Company, the Representative, and the Custody Agent, substantially in the form of EXHIBIT A hereto, with such changes thereto as may be agreed to by the Purchaser, Acquisition Sub, the Company, the Representative and the Custody Agent.

     (u) "CVI CORPORATE" shall mean the corporate headquarters operations of the Company located at 101 Merritt 7, Norwalk, Connecticut 06851 and at 767 Third Avenue, New York, New York 10017.

     (v) "CVI CORPORATE ASSETS AND LIABILITIES" shall mean the assets and liabilities listed on SCHEDULE 1.1(T) hereto and any obligation to pay Worthington Mayo-Smith any consulting or other fees.

     (w) "CVI CORPORATE DISTRIBUTION" shall mean the distribution by the Company to an entity designated by the Company of the CVI Corporate Assets and Liabilities and "CVI DISTRIBUTEE" shall mean the foregoing entity.

     (x) "DAMAGES" shall mean any claim, loss, deficiency (financial or otherwise), liability, cost or expense (including without limitation reasonable attorneys' fees, costs and expenses) or damage of any kind or nature whatsoever.

     (y) "ENVIRONMENTAL LAWS" shall mean all currently existing foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including, without limitation, laws relating to releases or threatened releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

     (z) "ESCROW AGENT" shall mean United States Trust Company or other financial institution designated by the Representative and "ESCROW FUNDS" shall mean, collectively, the Indemnification Escrow Fund and the Expenses Escrow Fund.

     (aa) "GAAP" shall mean United States generally accepted accounting principles.

     (bb) "GOVERNMENTAL AUTHORITY" shall mean any foreign, federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

     (cc) "GROSS PURCHASE PRICE" shall mean Five Hundred and Fifty Million Dollars ($550,000,000), subject to adjustment as set forth in Section 3.5 hereof.

     (dd) "GROUP" shall mean the AT-A-GLANCE Group Division of the Company, together with all Subsidiaries of the Company other than AGA LLC and other than the newly formed entity to which the CVI Corporate
Distribution shall be made, and consists of the Subsidiaries, divisions of the Company and entities listed on SCHEDULE 1.1(DD) hereto.

     (ee) "HAZARDOUS MATERIALS" shall mean any substance: (i) the presence of which requires or may require investigation or remediation of any kind under any Environmental Laws; (ii) which is defined as "hazardous waste," "hazardous material," "residual waste," "hazardous substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, CERCLA and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or (iii) which is otherwise regulated pursuant to any applicable Environmental Law.

     (ff) "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereto.

     (gg) "INDEMNIFIED PARTY" shall mean any party entitled to indemnification pursuant to Section 11.2 hereof.

     (hh) "INDEMNIFYING PARTY" shall mean any party required to indemnify an Indemnified Party pursuant to Section 11.2 hereof.

     (ii) "INTERIM BALANCE SHEET" shall mean the unaudited balance sheet of the Group as of July 31, 1999, previously delivered to the Purchaser.

     (jj) "INTERIM FINANCIAL STATEMENTS" shall mean the Interim Balance Sheet together with the unaudited statement of income of the Group for the six- month period ended July 31, 1999, previously delivered to the Purchaser.

     (kk) "IRS" shall mean the Internal Revenue Service.

     (ll) "KNOWLEDGE OF THE COMPANY" shall mean the actual knowledge of the officers and directors of the Company listed on SCHEDULE 1.1(LL) hereto after due inquiry.

     (mm) "LAW" shall mean any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process (including, without limitation, any zoning or land use law or ordinance, building code, Environmental Law, securities, blue sky, civil rights or occupational health and safety law or regulation) and any court or arbitrator's order or process.

     (nn) "LEASED REAL PROPERTY" shall mean all of the Company's rights and interest in, to and under the leases of real property listed on SCHEDULE
4.21 hereto.

     (oo) "LIABILITY" shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

     (pp) "LIEN" shall mean any lien, statutory lien, pledge, mortgage, security interest, charge, encumbrance, easement, right of way, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, warrant or equity of any kind or nature.

     (qq) "MATERIAL ADVERSE EFFECT" shall mean, with respect to a Person, any change or effect that is or is likely to be, individually or in the aggregate with all other changes or effects, materially adverse to the Condition of such Person, after taking into account any insurance which may be available with respect to such change or effect.

     (rr) "NET PURCHASE PRICE" shall mean an amount equal to the Gross Purchase Price minus (i) the Company Long-Term Indebtedness to be paid off as of the Closing, (ii) any Company Long-Term Indebtedness that will remain outstanding following the Closing, (iii) the Consent Fees paid or payable at or in connection with the Closing, (iv) any other amounts paid or payable on account of the occurrence of the change in control of the Company under any agreement (other than amounts paid or payable in connection with obtaining the consent or approval of any Person with respect to such agreement ("APPROVAL PAYMENTS")), including, without limitation, the Company's revolving credit facility and any agreement with John Draper, Constantine Costacos, Fred Riordan or any other Person, (v) amounts paid or payable under The At-A-Glance Long-Term Incentive Plan (including payroll or other employment taxes related to such payments), effective February 1, 1998, as of or immediately prior to the Closing and discretionary payments not to exceed $5.5 million in the aggregate which may be paid to participants in such Plan, (vi) any amount paid by the Company for the repurchase of its capital shares required by the Shareholders Agreement, (vii) any amount paid in connection with the Company Stock Option Plan (including payroll or other employment taxes related to such payments), whether as a bonus, in settlement or extinguishment of any employee option, or otherwise after the date hereof and prior to the Closing, (viii) any amounts paid by the Company prior to the Closing Date for investment banking, accounting, legal and other advisory fees and expenses related to this Agreement and the transactions contemplated thereby and (ix) the amount of $1 million to cover any payments, charges, penalties, fees or other expenses which may be incurred by the Company or any Subsidiary thereof for the matters described in
Schedule 1.1 (rr) hereto; provided, however, that to the extent that any amount is reflected more than once in subparagraphs (i) through (ix) in this Section 1.1(rr), it shall only be counted once for the purpose of calculating the Net Purchase Price. For example, if the Company borrows amounts under its revolving credit facility to pay for the items set forth in clauses (iii) through (ix) hereof (which amounts would thus be included within Company Long-Term Indebtedness), then, in calculating Net Purchase Price, such items shall be disregarded to the extent of such borrowings.

     (ss) "NEW YORK BCL" shall mean the Business Corporation Law of the State of New York.

     (tt) "OWNED REAL PROPERTY" shall mean the parcels of land described in
SCHEDULE 4.21 hereto and the properties subject to the leases underlying outstanding Industrial Development Bonds of the Company.

     (uu) "PAYING AGENT" shall mean First Union National Bank or any other United States bank or other financial institution chosen by the Representative.

     (vv) "PER SHARE AMOUNT" shall mean the amount equal to (x) the Net Purchase Price minus the Indemnification Escrow Amount (as hereinafter defined) minus the amount deposited at Closing in the Expenses Escrow Fund in accordance with Section 3.3 hereof divided by (y) the total number of issued and outstanding Common Shares immediately prior to the Merger.

     (ww) "PERSON" shall mean any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature, including any business unit of such Person.

     (xx) "PRINCIPAL SHAREHOLDERS" shall mean any and all of the following individuals: Lewis B. Cullman, G. Thomas Hargrove, Douglas B. Willies, Worthington Mayo-Smith and James O. Moore.

     (yy) "PROPRIETARY INFORMATION" shall mean, with respect to a Person, all confidential information, trade secrets, pricing and marketing strategies, customer information, business leads, research and results thereof, technology, know-how, techniques, data, methods, processes, instructions, formulae, drawings and specifications (whether or not such items have been reduced to written, computer-readable or other tangible form) and other proprietary information and materials of every kind and character relating to such Person.

     (zz) "PURCHASER'S ACCOUNTANTS" shall mean Deloitte & Touche LLP.

     (aaa) "REPRESENTATIVE" shall mean Lewis B. Cullman or his duly authorized successor in accordance with Section 15.2 hereof.

     (bbb) "SHAREHOLDERS AGREEMENT" shall mean the Amended and Restated Shareholders' Agreement by and among the Company, the individuals named therein and Lewis B. Cullman, as voting trustee, dated as of September 15, 1998, as amended.

     (ccc) "SPECIFIED LEASES" shall mean each of the following leases: (i) the Lease, dated October 15, 1997, between Merritt 7 Venture LLC and CVI for offices at 101 Merritt 7, Norwalk, Connecticut; (ii) the Lease, dated April 1, 1996, between Sage Realty Co. and CVI for offices at 767 Third Avenue, New York, New York; (iii) the Lease, dated February 10, 1995, between Two Park Co. and CVI, as amended, for Two Park Place, New York, New York; (iv) the Lease, dated December 1997, between Total Oil Marine plc and CVI for the second floor of Caparo House and (v) the Lease, dated December 1997, between Total Oil Marine plc and CVI for the third floor of Caparo House.

     (ddd) "SUBSIDIARY" shall mean any Person (other than AGA LLC) under the control of another Person (where "control" means the direct or indirect possession of the power to elect at least a majority of the board of directors or other governing body of a Person through the ownership of voting securities, ownership or partnership interests, by contract or otherwise or, if no such governing body exists, the direct or indirect ownership of 50% or more of the equity interests of a Person).

     (eee) "TAX" shall mean any foreign, federal, state or local income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not.

     (fff) "TAX INDEMNITY AMOUNT" shall mean an amount equal to $10,000,000 minus any Tax Claims paid to any taxing authority or to the Purchaser to satisfy any claim described in Sections 12.4(a), 12.4(b) or 12.6 of this Agreement in respect of Taxes imposed on the Company or any of its Subsidiaries.

     (ggg) "TAX RETURN" shall mean any return, report, declaration, claim for refund, estimate, election, or information statement or bill relating to any Tax, including any schedule or attachment thereto, and any amendment thereof.

     (hhh) "UNIT" shall mean an interest in distributions from the Escrow
Funds.

     (iii) "UNIT HOLDER" shall mean each holder of a Unit.

     (jjj) "VOTING TRUST" shall mean the Voting Trust Agreement dated as of July 31, 1987, and amendments thereto between Lewis B. Cullman, as voting trustee, and certain Cullman Shareholders, as extended through July 31, 2007, pursuant to which Lewis B. Cullman has the right to vote all Common Shares subject to such Voting Trust.

     (kkk) "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101, et seq., as it may be amended from time to time.

              1.2 Other Defined Terms. The following terms shall have the meanings given such terms in the Sections set forth below:


          Term                       Section
          ----                       -------
          AGA Amount                 3.4
          AAA                        3.5(c)
          Antitrust Division         6.10
          Allocations                12.2(b)
          Approval Payments          1.1 (rr)
          Arbitrator                 3.5(c)
          Audits                     4.12(a)(iii)
          Certificate                3.2(b)
          Closing                    10.1
          Closing Date               10.1
          Constituent Corporations   2.1
          Contracts                  4.7(b)
          Date Data                  4.9(b)
          Deductible Amount          11.6
          Disputed Item              3.5(c)
          Dissenting Shares          3.7
          Effective Time             2.2
          Employee Plans             4.16
          Environmental Permits      4.18
          ERISA                      4.16
          ERISA Affiliate            4.16(e)
          Expenses Escrow Fund       3.3
          Final Distribution Date    3.4(c)
          Final Purchase Price
            Adjustment Amount        3.5(d)
          FTC                        6.10
          Indemnification Escrow
          Amount                     3.4
          Indemnification Escrow
            Fund                     3.4
          Ineligibility              3.7
          Intellectual Property      4.8(a)
          IP License Agreements      4.8(d)
          Merger                     2.1
          Merger Expenses            3.3
          Notice Of Dispute          3.5(c)
          Option Shares              4.3
          Payment Fund               3.2
          PBGC                       4.16(d)
          Personal Property Lease    4.7(a)
          Post-Closing Period        12.4(b)
          Pre-Closing Period         12.4(a)
          Pre-Closing Straddle       12.4(a)
            Period
          Preliminary Purchase
          Price                      3.5(b)
            Adjustment Amount
          Proprietary Software       4.8(d)
          QSSS Election              4.12(a)
          Real Property              4.21(b)
          Real Property Lease        4.21(b)
          S-Election                 4.12(a)
          338(h)(10) Election        12.2(a)
          Shares                     4.3
          Software                   4.8(a)
          Specified Items            11.2(a)
          Straddle Period            12.4(a)
          Subsidiary                 4.17
          Surviving Corporation      2.1
          Tax Claim                  12.5(a)
          Third-Party Claim          11.4(a)
          Trade Secrets              4.8(a)
          Transfer Taxes             12.6
          Unresolved Claims Amount   3.4(a)
          Withdrawal                 3.7
          Year 2000 Compliance       4.9(a)

     1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistently applied.

     1.4 Singular and Plural Forms. The use herein of the singular form also denotes the plural form, and the use of the plural form herein also denotes the singular form, as in each case the context may require.


                                 ARTICLE II
                                 THE MERGER

     2.1 The Merger. Subject to the terms and conditions set forth in this Agreement and in accordance with the New York BCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company (together with Acquisition Sub, the "CONSTITUENT CORPORATIONS") in accordance with this Agreement and the separate existence of Acquisition Sub shall cease (the "MERGER"). The Company shall survive the Merger and the Company shall become a wholly-owned Subsidiary of Purchaser and shall continue to be governed by the laws of the State of New York (as such, the "SURVIVING CORPORATION"). The Merger shall have the effects set forth in Section 906 of the New York BCL.

     2.2 Constituent Corporations. (a) The name of Acquisition Sub is "Mead Acquisition Corp." The issued and outstanding capital shares of Acquisition Sub consist solely of 100 common shares, par value $.01 per share, all of which are entitled to vote.

     (b) The name of the Company is "Cullman Ventures, Inc." The name under which the Company was incorporated was Nukeith, Inc. The issued and outstanding capital shares of the Company consist solely of 135,990.1 Common Shares all of which are entitled to vote. As set forth in Section
4.3 hereof, there are outstanding options to purchase 7,667 Common Shares which will be extinguished prior to the Closing.

     2.3 Effective Time. The Merger shall become effective at the date and time when a properly executed and verified Certificate of Merger, substantially in the form of EXHIBIT B hereto, is duly filed by the Department of State of the State of New York (the "EFFECTIVE TIME").

     2.4 Certificate of Incorporation. The Certificate of Incorporation of the Company shall be amended in its entirety to read as the Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, except that Article One thereof shall provide that the name of the Surviving Corporation shall be: "At-A-Glance, Inc.", which Certificate of Incorporation, as amended, shall be the Certificate of Incorporation of the Surviving Corporation unless and until amended as permitted by the New York BCL.

     2.5 By-Laws. The By-Laws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving
Corporation unless and until amended in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation.

     2.6 Officers and Directors. The officers of Acquisition Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed. The directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors are duly elected and qualified.


                                ARTICLE III
                            CONVERSION OF SHARES

     3.1 Conversion. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital shares of Acquisition Sub or the Company:

     (a) All capital shares of the Company which are held in the treasury of the Company shall be canceled.

     (b) Each issued and outstanding common share of Acquisition Sub shall be converted into one issued and outstanding common share of the Surviving Corporation.

     (c) Each of the issued and outstanding Common Shares of the Company, other than Dissenting Shares, shall be converted into the right to receive the Per Share Amount in cash and one Unit.

     3.2 Payment Fund. At the Closing, the Purchaser or Acquisition Sub shall deposit, or shall cause the deposit of, with the Paying Agent an amount equal to the Net Purchase Price minus the Indemnification Escrow Amount minus the amount deposited at Closing in the Expenses Escrow Fund in accordance with Section 3.3 hereof (the "PAYMENT FUND").

     (a) Upon surrender to the Paying Agent of a certificate or certificates which immediately prior to the Effective Time evidenced Common Shares (the "CERTIFICATE" or "CERTIFICATES"), together with a properly completed and executed stock power or other form of assignment, the Paying Agent shall pay to the Cullman Shareholder that was the holder of such Certificate(s) an amount equal to the Per Share Amount for each Common Share evidenced by such Certificate(s) so surrendered. Such Cullman Shareholder shall also be deemed to receive one Unit for each such Common Share so surrendered. The Certificate(s) so surrendered shall be cancelled. No interest will accrue or be payable on any cash payable to such Cullman Shareholder. From the Effective Time until surrender in accordance with this Section 3.2, each Certificate shall represent for all purposes only the right to receive cash and Units pursuant to the conversion formula set forth in Section 3.1 hereof.

     (b) After the Effective Time, there shall be no transfers on the share transfer books of the Common Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the cash and Units described in Section 3.1 hereof by the Paying Agent pursuant to the procedures set forth in Section 3.2(a) hereof.

     3.3 Expenses Escrow Fund. At the Closing, the Purchaser or Acquisition Sub shall deposit, or shall cause the deposit of, with the Escrow Agent, the sum of (v) the Company's good faith estimate of all investment banking, accounting and legal fees and other expenses (collectively, "MERGER EXPENSES") incurred by the Company (but not the Purchaser or Acquisition
Sub) in connection with this Agreement but not paid prior to the Closing Date plus (w) an amount determined by the Representative which represents a reserve for expenses which may be incurred by the Representative on behalf of the Unit Holders after the Closing Date in connection with calculating the Final Purchase Price Adjustment Amount and resolving any disputes relating to such amount plus (x) the Representative's estimate of the aggregate amount of Tax payable by the Cullman Shareholders pursuant to
Section 12.3(a), the last sentence of Section 12.3(b) and Section 12.6 hereof (including the Taxes described in Sections 12.4(b)(ii) and 12.4(b)(iii) hereof) plus (y) an amount determined by the Representative representing applicable withholding Taxes, including, without limitation, withholding Taxes imposed upon the extinguishment of the Option Shares, and plus (z) any other amount determined by the Representative as being necessary or appropriate (the "EXPENSES ESCROW FUND"). The Company shall advise the Purchaser in writing, at least two Business Day prior to the Closing Date, of the amount of the Expenses Escrow Fund, which in no event shall be less than $16,000,000, plus an amount necessary to satisfy the Company's obligations under clause (y) (to the extent such amounts have not been satisfied prior to the Closing). The Expenses Escrow Fund shall be held by the Escrow Agent and distributable at the times, in the amounts and to the persons designated by the Representative; provided, however, that the Representative shall not permit the distribution of amounts out of the Expense Escrow Fund to any Cullman Shareholder until such time as the payment obligations set forth in items A, C, F and I of Schedule 3.3 have been satisfied in full and the Representative is otherwise satisfied, in its reasonable discretion, that there are sufficient funds to satisfy all other obligations contemplated to be satisfied out of the Expenses Escrow Fund.

     3.4 Indemnification Escrow Fund. At the Closing, the Purchaser or Acquisition Sub shall deposit, or shall cause the deposit of, with the Custody Agent $55,000,000 (the "INDEMNIFICATION ESCROW AMOUNT", and together with all earnings thereon, the "INDEMNIFICATION ESCROW FUND"). The Indemnification Escrow Fund shall be held in accordance with the Custody Agreement. The Company hereby grants to the Purchaser, on behalf of its shareholders, effective as of the Effective Time, a security interest in the Indemnification Escrow Fund for all amounts which may become owed to Purchaser therefrom under this Agreement.

     (a) Twenty-one (21) months after the Closing Date, the Custody Agent shall pay to the Representative, on behalf of the Unit Holders, pursuant to the Custody Agreement, the entire amount remaining in the Indemnification Escrow Fund, other than an amount equal to the sum of (x) $8,750,000 plus
(y) the amount of any unresolved claims for indemnification by the Purchaser pursuant to Section 11.2(a) and Article XII hereof pursuant to which the Purchaser has duly notified the Representative and the Custody Agent pursuant to the Custody Agreement (the "UNRESOLVED CLAIMS AMOUNT") plus (z) the Tax Indemnity Amount.

     (b) On the fifth anniversary of the Closing Date (the "FINAL DISTRIBUTION DATE"), the Custody Agent shall pay to the Representative on behalf of the Unit Holders, pursuant to the Custody Agreement, the remaining balance of the Indemnification Escrow Fund; provided, that in the event of any unresolved claims for indemnification by the Purchaser pursuant to Section 11.2(a) and Article XII hereof pursuant to which the Purchaser has duly notified the Representative and the Custody Agent pursuant to the Custody Agreement, the amount to be so paid shall be reduced by the Unresolved Claims Amount, and the payment by the Custody Agent of amounts in the Indemnification Escrow Fund allocable to any such unresolved claim shall be paid upon the resolution of such unresolved claim in accordance with the Custody Agreement; provided, further, that if AGA LLC does not then have a net worth (determined in a manner consistent with past practice by AGA LLC) of at least $2,500,000 as certified to the Purchaser by a duly authorized representative of AGA LLC as of the Final Distribution Date, then, in such case, an amount (in addition to the Unresolved Claims Amount, if any) equal to $6,500,000 (the "AGA Amount") shall remain in the Indemnification Escrow Fund until the earlier of (x) such date on which a duly authorized representative of AGA LLC certifies to the Purchaser that AGA LLC then has a net worth of at least $2,500,000; and
(y) July 31, 2006; and provided, further, that, if on the Final Distribution Date the Company is under audit or shall have received a notice of any income Tax audit for a Pre-Closing Period (as defined in Section 12.4(a)), an amount (in addition to the Unresolved Claims Amount, if any, and the AGA Amount, if any) equal to the Tax Indemnity Amount shall remain in the Indemnification Escrow Fund until such date on which all such audits are completed and finally resolved.

     3.5 Purchase Price Adjustment. (a) Within 30 days after the Closing Date, the Representative shall prepare and deliver to the Purchaser the Closing Group Account Statement. The Closing Group Account Statement shall be prepared in accordance with this Section 3.5(a), consistent with the Group's past practice in recording changes to the Group's interdivision receivables account which past practices are set forth on SCHEDULE 3.5(A)(I) hereto. The Closing Group Account Statement shall reflect all cash flows into the Group from AGA LLC and CVI Corporate and out of the Group to AGA LLC and CVI Corporate, for the period from and including May 1, 1999 until the Effective Time, based on the following principles (which are reflected on the estimated Closing Group Account Statement as of July 31, 1999 set forth on SCHEDULE 3.5(A)(II) hereto):

          (i)Incoming cash flows, from AGA LLC and CVI Corporate, shall be reflected as positive entries in the Closing Group Account Statement and shall only include contributions or advances made by AGA LLC or CVI Corporate to the Group plus the $20,000 monthly expense allocation charged to the Group on account of the Company's headquarters expense for which no cash has been paid by the Group; provided, however, to the extent that any item that would otherwise be included in incoming cash flow is included in subparagraphs (i) through (ix) in Section 1.1(rr) of this Agreement and results in an increase in the Net Purchase Price, the amount by which the Net Purchase Price has been increased as a result of such inclusion shall not be included as an item of incoming cash flow for purposes of this Section 3.5; and

          (ii) Outgoing cash flows, from the Group to AGA LLC and CVI Corporate, shall be reflected as negative entries in the Closing Group Account Statement and, shall only include contributions or advances made by or on behalf of the Group to AGA LLC or CVI Corporate, including any amount for Taxes required by the Shareholders Agreement (whether payable before or after the Closing); provided, however, to the extent that any item that would otherwise be included in outgoing cash flow is included in subparagraphs (i) through (ix) in Section 1.1(rr) of this Agreement as a reduction in the Gross Purchase Price, it shall not be included as an item of outgoing cash flow for purposes of this Section 3.5; and further provided that Approval Payments shall not be included as an item of outgoing cash flow for purposes of this
     Section 3.5.

     The Company estimates that if the Closing had occurred on July 31, 1999, the Purchase Price would have been reduced by approximately
$2,147,800 under this Section 3.5(a).

     (b) Two Business Days before the Closing Date, the Representative shall deliver to the Purchaser the Representative's good faith estimate of the Final Purchase Price Adjustment Amount, which shall adjust the Purchase Price based on the net amount of incoming and outgoing cash flows as provided in Section 3.5(a) in preparing the Closing Group Account Statement (such estimate being the "PRELIMINARY PURCHASE PRICE ADJUSTMENT AMOUNT"), with a breakdown of the items used in calculating such Preliminary Purchase Price Adjustment Amount. The Gross Purchase Price (and thereby the Net Purchase Price) for purposes of the Purchaser's deposits at Closing pursuant to Section 3.2 hereof shall be increased or decreased, as applicable, to reflect such Preliminary Purchase Price Adjustment Amount.

     (c) The Representative and his authorized representatives shall have full access to the Surviving Corporation's books and records to the extent necessary for the preparation of the Closing Group Account Statement. The Closing Group Account Statement shall be delivered to the Purchaser no later than 30 days after the Closing Date. The Purchaser shall have 45 days from the date that the Purchaser receives the Closing Group Account Statement to notify the Representative in writing if the Purchaser objects to any item in the Closing Group Account Statement. Any such notice (a "NOTICE OF DISPUTE") shall specify in detail the item or items in dispute (a "DISPUTED ITEM" or "DISPUTED ITEMS"). If the Purchaser and the Representative shall be unable to resolve any Disputed Item(s) within 30 days after delivery of the Notice of Dispute, then the Purchaser's Accountants and Cullman's Accountants shall endeavor in good faith to resolve any Disputed Item or Disputed Items. The Purchaser and the Purchaser's Accountants shall be given access to the work papers of Cullman's Accountants relating to the preparation of the Closing Group Account Statement. The Representative and Cullman's Accountants shall be given access to the books, records and employees of the Surviving Corporation and the Group. In the event that the Purchaser's Accountants and Cullman's Accountants are unable to resolve the Disputed Item(s) within 60 days after delivery of a Notice of Dispute, the Purchaser and the Representative shall together appoint a representative from the New York office of an independent nationally recognized accounting firm (the "ARBITRATOR") to arbitrate the dispute and, if the Purchaser and the Representative are unable to agree on an Arbitrator, at the request of either such party made within 10 days after the end of such 60-day period, the Arbitrator shall be chosen by the American Arbitration Association (the "AAA") in New York City. The Purchaser, the Purchaser's Accountants, the Representative and Cullman's Accountants shall present their positions with respect to the Disputed Item or Disputed Items to the Arbitrator, together with such other materials as the Arbitrator deems appropriate, within 20 days after the appointment of the Arbitrator. The Arbitrator shall, within 15 days after its receipt of such materials, submit a written decision on each Disputed Item to the Purchaser and the Representative. Any determination with respect to any Disputed Item shall be final and binding on all parties to this Agreement and shall have the legal effect of an arbitral award. Except as specifically set forth to the contrary in this
Section 3.5(c), the Arbitrator shall comply with, and the arbitration shall be conducted in New York City in accordance with, the commercial arbitration rules of the AAA as in effect for commercial arbitrations conducted in New York City by the AAA. The fees and disbursements of the Arbitrator shall be allocated 50% to the Purchaser and 50% to the Representative on behalf of the Unit Holders.

     (d) The Final Purchase Price Adjustment Amount shall be payable as set forth below on the second business day after the delivery by the Arbitrator of any decision on Disputed Item(s). If either (i) the Purchaser does not deliver to the Representative any Notice of Dispute within 45 days of the Purchaser's receipt of the Closing Group Account Statement, or (ii) the Purchaser acknowledges in writing its acceptance of the Closing Group Account Statement, then the Closing Group Account Statement shall be final and binding on all parties to this Agreement, and the Final Purchase Price Adjustment Amount be paid on a date which is no more than 45 days after the Purchaser's receipt of the Closing Group Account Statement. Payment of the Final Purchase Price Adjustment Amount shall be as follows:

          (i)if the Final Purchase Price Adjustment Amount is a positive number, the Purchaser shall pay such amount to the Representative, on behalf of the Unit Holders, for deposit in the Expenses Escrow Fund; and

          (iii) if the Final Purchase Price Adjustment Amount is a negative number, the Custody Agent shall pay such amount to the Purchaser from the Expenses Escrow Fund.

     "FINAL PURCHASE PRICE ADJUSTMENT AMOUNT" shall mean the amount, if any, by which the final balance of the Closing Group Account Statement is greater than (expressed as a positive number) or less than (expressed as a negative number) the Preliminary Purchase Price Adjustment Amount.

     3.6 Payments. Each payment described above in this Article III shall be made by wire transfer of immediately available funds payable to the order of the party indicated; provided, however, that on the death of any Unit Holder, any right of the Unit Holder to receive any payments under this Article III will be transferred in accordance with applicable laws of descent and distribution, and on the transfer or assignment of any right to receive any payments under this Article III pursuant to any court order, the right will be transferred or assigned in accordance with the court order. The Representative shall be responsible for directing all such payments. All payments should be made net of applicable withholding Taxes, which Taxes are to be paid from the Expenses Escrow Fund.

     3.7 Dissenting Shares. Common Shares that do not vote for adoption of this Agreement and with respect to which appraisal rights are perfected in accordance with Section 623 of the New York BCL ("DISSENTING Shares") shall not be converted into the right to receive cash and Units pursuant to
Section 3.1 hereof at or after the Effective Time unless and until the holder of such Common Shares withdraws his demand for such appraisal rights in accordance with Section 623 of the New York BCL ("WITHDRAWAL") or becomes ineligible for such appraisal rights ("INELIGIBILITY"). Upon Withdrawal or Ineligibility, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Common Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive cash and Units pursuant to Section 3.1 hereof. Upon such conversion, the Representative shall cause to be distributed from the Payment Fund an amount with respect to such converted Common Shares computed in accordance with the payment formula described in
Section 3.1 hereof, and the Custody Agent shall pay over such amount to the holder of such converted Common Shares as soon as practicable thereafter. If any Cullman Shareholder shall properly demand his appraisal rights under the New York BCL, the Company shall give the Purchaser notice thereof, and Acquisition Sub and the Purchaser shall have the right to direct all negotiations and proceedings with respect to any such appraisal rights. The Company shall not, except with the prior consent of Acquisition Sub or the Purchaser, voluntarily make any payment with respect to such appraisal rights. After a final determination of the amounts to which the holders of Dissenting Shares are entitled, the Representative shall cause to be distributed from the Payment Fund such amounts from the balance of the Payment Fund after taking into account all amounts paid or payable to Cullman Shareholders other than holders of Dissenting Shares. If the Payment Fund exceeds or is inadequate to pay the amounts to which the Cullman Shareholders shall be entitled hereunder as a result of monies owed to Dissenting Shareholders, the excess shall be paid into the Indemnification Escrow Fund and any shortfall shall be made up from the Indemnification Escrow Fund.


                                 ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser and Acquisition Sub as follows:

     4.1 Organization and Good Standing; Corporate Records. The Company is a corporation validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted. The Company is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect on the Condition of the Business. SCHEDULE 4.1 hereto sets forth a true and complete list of all foreign jurisdictions in which the Company is so qualified or licensed and in good standing. The copies of the certificate of incorporation and bylaws of the Company heretofore delivered or made available by the Company to the Purchaser are true and complete copies of such instruments as amended to the date of this Agreement and are in full force and effect on the date hereof.

     (a) Copies of the certificate of incorporation of the Company and each Subsidiary, certified by the Secretary of State of the State of incorporation of each such corporation, and of the by-laws of the Company and each Subsidiary, certified by the Secretary of each such corporation, heretofore delivered to the Purchaser are true and complete copies of such instrument as amended to the date of this Agreement. Such certificate of incorporation and by-laws of the Company and each Subsidiary are in full force and effect. Neither the Company nor any Subsidiary is in violation of any provision of its certificate of incorporation or by-laws.

     4.2 Power and Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

     4.3 Capitalization. The authorized capital shares of the Company consist solely of 200,000 Common Shares, of which 135,990.1 shares are issued and outstanding (the "SHARES"). The Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are outstanding options to purchase 7,667 Common Shares pursuant to the Company's 1990 Non-qualified Stock Option Plan, which will be extinguished immediately prior to the Closing (the "OPTION SHARES"). Except for the Shares, the Option Shares, the rights created hereunder or under the Shareholders Agreement as set forth on SCHEDULE 4.3 hereto, there are no outstanding (i) capital shares or other voting securities of the Company,
(ii) securities of the Company convertible into or exchangeable for capital shares or other voting securities of the Company, (iii) subscription rights, options, warrants, calls, commitments, preemptive rights (other than preemptive rights imposed solely by statute) or other rights of any kind to acquire from the Company, or any obligation of the Company to issue or sell, any capital shares or other voting securities or any securities of the Company convertible into or exchangeable for such capital shares or other voting securities, and (iv) equity equivalents, interests in the ownership or earnings of, or stock appreciation, phantom stock or other similar rights of or with respect to the Company. Except as set forth on
SCHEDULE 4.3 hereto, there are no outstanding obligations (contractual or otherwise) of the Company to repurchase, redeem or otherwise acquire any capital shares or any other securities of the type described in clauses (i)
- (iv) of the preceding sentence. Following the Closing, neither the Company nor the Purchaser shall have any obligation under the Shareholders Agreement. All Shares are subject to the Voting Trust, other than 2,239 Shares held by certain not-for-profit entities, and a true and correct copy of the Voting Trust and all amendments thereto have been provided to Purchaser.

     4.4 No Violation. Except as set forth on SCHEDULE 4.4(I) hereto, neither the execution and delivery of this Agreement by the Company, the performance by it of its obligations hereunder, nor the consummation by it of the transactions contemplated hereby, will (a) contravene any provision of the certificate of incorporation or bylaws of the Company or any Subsidiary; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration (whether after the giving of notice or the lapse of time or both) of the maturity of, any debt or obligation of the Company or any Subsidiary relating to the Business or binding on the Surviving Corporation or any Subsidiary after the Closing, require the consent of any other party to, constitute a breach of, create a loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Business under, any note, bond, license, mortgage, indenture, lease, contract, agreement, instrument or commitment relating to the Business to which it is a party or by which it or any of its assets or properties constituting part of the Business are bound, other than such violations, conflicts, defaults, breaches, losses or Liens which individually or in the aggregate, have a Material Adverse Effect on the Condition of the Business or materially impair the ability of the Company to perform its obligations hereunder, or (ii) will be cured prior to or concurrently with the Closing, or (c) violate any Law or any judgment, decree, order, regulation or rule of any Governmental Authority to which the Company or any Subsidiary is subject or by which any of them or any of their assets or properties constituting a part of the Business are bound, or result in the loss of any license, privilege or certificate benefitting the Company or any Subsidiary, other than such violations or losses which would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Business or materially impair the ability of the Company to perform its obligations hereunder. SCHEDULE 4.4(II) hereto sets forth the Company's estimate of Consent Fees and prepayment penalties to be paid with respect to indebtedness of the Company becoming due as a result of the transactions contemplated by this Agreement.

     4.5 Financial Statements; No Undisclosed Liabilities.

     (a) The Company has previously delivered to the Purchaser the Audited Financial Statements and the Interim Financial Statements. Except as may otherwise be indicated therein or on SCHEDULE 4.5(A) hereto, the Audited Financial Statements and the Interim Financial Statements (i) were compiled from the books and records of the Company regularly maintained by management and were prepared in accordance with GAAP, and (ii) present fairly in all material respects the financial position of the Group as of the respective dates thereof and the results of operations of the Group for the periods indicated therein, in each case in accordance with GAAP, consistently applied.

     (b) Except as set forth on SCHEDULE 4.5(B) hereto or as reflected in the Interim Balance Sheet, the Company and its Subsidiaries do not have, and as a result of the transactions contemplated by this Agreement, will not have, any liabilities or obligations (whether absolute, accrued, contingent or otherwise, and whether due or to become due), except for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet, or (ii) which, individually or in the aggregate, will not have a Material Adverse Effect on the Condition of the Business or the Group.

     (c) The Company has established reserves on its books, in accordance with GAAP, for (i) all outstanding claims for workers' compensation and
(ii) all accounts receivable, including amounts charged back to customers for deductions improperly taken by them from the amount which they were invoiced.

     4.6 Absence of Certain Changes or Events. Except in each case as set forth on SCHEDULE 4.6 hereto or as otherwise contemplated by this Agreement, since January 31, 1999:

     (a) there has not occurred any change or event having a Material Adverse Effect on the Condition of the Business; and

     (b) neither the Company nor any Subsidiary has, to the extent the following relate to the Business, (i) incurred any material Liability, except normal trade or business obligations or Liabilities incurred in the ordinary course of business in a manner consistent with past practice and except for any Liens described in (i)-(v) of Section 4.13 hereof, (ii) mortgaged, pledged or subjected to or permitted the imposition of any Lien (other than statutory Liens for taxes not yet due and payable) upon any of its assets or properties, except in the ordinary course of business in a manner consistent with past practice or any Liens described in (i)-(v) of
Section 4.13 hereof, (iii) made or carried out any payment, discharge, satisfaction or settlement of any material claim or obligation of the Company or any Subsidiary, except in the ordinary course of business and consistent with past practice, (iv) except as reflected in the Interim Financial Statements, if prior to July 31, 1999, or as reflected on the Closing Group Account Statement as an outgoing cash flow pursuant to
Section 3.5(a)(iii) hereof, if on or after May 1, 1999, declared, set aside or paid any dividend or made any other distribution with respect to any capital shares or securities convertible into or exercisable for capital shares of the Company or any Subsidiary, (v) issued or sold, or entered into any contract for the issuance or sale, of any capital shares or securities convertible into or exercisable for capital shares of the Company or any Subsidiary, (vi) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) not in the ordinary course of business in a manner consistent with past practice or not otherwise contemplated by this Agreement, (vii) sold, assigned, pledged, transferred or otherwise disposed of any material assets of the Company or any Subsidiary (excluding in all events sales of assets no longer useful in the operation of the business and sales of inventory to customers in the ordinary course of business consistent with past practice and transfers or other dispositions between members of the Group), or sold, assigned or otherwise disposed of or permitted to lapse any rights to the use of any material patents, trademarks, service marks, trade names, copyrights, licenses, franchises, know-how or any other intangible assets of the Company or any Subsidiary, (viii) carried out any write-down of the value of any asset of the Company or any Subsidiary or any write-off as uncollectible of any accounts or notes receivable or any portion thereof, other than write-downs or write-offs which do not exceed $300,000, in the aggregate, as of the date hereof and except for write-offs in the ordinary course of business consistent with past practice applied against reserves in effect as of January 31, 1999, (ix) cancelled any material debt or claims, or amended, terminated or waived any rights of material value to the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice, (x) granted any increase in the compensation of any employee earning in excess of $100,000 per annum, including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment, or any increase in the compensation payable or to become payable to any such employee, except, in each case, for increases granted in the ordinary course of business in a manner consistent with past practice or in accordance with the terms of any of the Contracts disclosed on SCHEDULE 4.7(B) hereto, (xi) adopted or modified any employee plan or arrangement or entered into or modified any employment agreement, (xii) suffered or incurred damage or destruction, or any loss (whether or not covered by insurance) of, any material properties or assets of the Company or any Subsidiary, or (xiii) entered into or agreed (whether in writing or otherwise) to enter into any agreement or other arrangement to take any action referred to in this Section 4.6.

     4.7 Leases of Personal Property; Material Contracts; No Default.

     (a) SCHEDULE 4.7(A) hereto sets forth a true and complete list of each lease of personal property relating to the Business to which the Company or any Subsidiary is a party or by which it or its properties or assets relating to the Business are bound which provides for payments in excess of $100,000 per annum and which has a remaining term in excess of one year (collectively, the "PERSONAL PROPERTY LEASES"). The Company has delivered or made available to the Purchaser a true and complete copy of each of the Personal Property Leases.

     (b) SCHEDULE 4.7(B) hereto sets forth a true and complete list of all agreements relating to the Business to which the Company or any Subsidiary is a party or by which it or any of its properties or assets relating to the Business are bound (collectively, the "CONTRACTS"), of the following types: (i) employment agreements providing for annual compensation in excess of $50,000 with respect to any employee; (ii) agreements which limit or restrict the Company, any Subsidiary or any Affiliate (including, after the Closing, the Purchaser, Acquisition Sub and any Affiliate) from competing in any line of business included in the Business or otherwise in any other business, or from carrying on or expanding the nature or geographical scope of the Business anywhere in the world, or agreements which restrict the products, product lines or distribution channels in which the Company, any Subsidiary or any Affiliate (including, after the Closing, the Purchaser, Acquisition Sub or any Affiliate) can compete, other than limitations and restrictions relating to the use of patents, trademarks, trade names and copyrights and intellectual property licenses currently used in the Business; (iii) agreements which limit or restrict the Company, any Subsidiary and any Affiliate (including, after the Closing, the Purchaser, Acquisition Sub and any Affiliate) from purchasing any raw materials, goods, supplies, services or products from any Person, including its subsidiaries and Affiliates, (iv) sales agency, distribution or manufacturers representatives' agreements which provide for compensation on a commission basis which compensation is expected to exceed $50,000 in the twelve month period ended June 30, 1999; (v) collective bargaining agreements or other Contracts with any labor union or other labor organization relating to wages, hours and other conditions of employment in effect as of the date hereof; (vi) loan agreements, notes, mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money, in each case pursuant to which the outstanding indebtedness is in excess of $50,000; (vii) material franchise and broker agreements between the Company or any Subsidiary and any other Person; (viii) license agreements between the Company, as licensee, and each licensor to which the Company has a payment obligation of more than $50,000 in the aggregate of guaranteed royalties during the respective remaining terms of such license agreements between the Company and such licensor; (ix) powers of attorney (other than agency agreements and powers of attorney entered into in the ordinary course of business); (x) partnership or joint venture agreements; (xi) agreements with any Affiliate; and (xii) any other agreement (other than purchase orders, agreements with third party service providers, "off-the-shelf" software licenses or arrangements and agreements with vendors and customers entered into on an arms-length basis in the ordinary course of business) requiring payments in excess of $100,000 during the remainder of its term. The Company has delivered or made available to the Purchaser a true and complete copy of each of the Contracts or other agreements listed on
SCHEDULE 4.7(B) hereto.

     (c) Except as set forth on SCHEDULE 4.7(C) hereto, the Company and its Subsidiaries have performed in all material respects, or are now performing in all material respects, their obligations under, and are not in default (and would not by the lapse of time or the giving of notice or both be in default) under, or in breach or violation of, nor have they received notice of any asserted claim of a material default by the Company or any Subsidiary under, or a material breach or violation by the Company or any Subsidiary of, any of the Personal Property Leases or Contracts and, to the knowledge of the Company, the other party or parties thereto are performing in all material respects and are not in violation thereunder.

     4.8 Intellectual Property. (a) As used herein, the term "INTELLECTUAL PROPERTY" means all patents and patent applications; trademarks, service marks, and trademark or service mark registrations and applications, trade names, Internet domain names, logos, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing; copyrights, copyright and mask works (as defined in 17 U.S.C. 901, et seq) registrations, renewals and applications for copyrights and mask works; computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Web site (collectively, "SOFTWARE"); confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies (such confidential items, collectively "TRADE SECRETS") owned by the Company or used or presently proposed to be used in the Business as of the Closing.

     (b) The Company and its Subsidiaries own, or are licensed or otherwise have the legal right to use (and the right to sell or license the Intellectual Property on SCHEDULE 4.8(B) owned by the Company or any Subsidiary), all Intellectual Property necessary to the conduct of the Business as currently conducted free and clear of all Liens, other than Liens which will be released as of the Closing, and the use of such Intellectual Property by the Company and its Subsidiaries does not infringe, violate or dilute any Intellectual Property rights of any Person, subject to such exceptions which would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Business.

     (c) SCHEDULE 4.8(C) hereto contains, for the following Intellectual Property owned by the Company and its Subsidiaries and material to the Business, a complete and accurate list of all U.S., state and foreign: (i) patents and patent applications; (ii) trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications and material unregistered trademarks and service marks; and (iii) copyright registrations, copyright applications and material unregistered copyrights. The Company, or one of its Subsidiaries, currently is the sole and exclusive owner and has filed with the U.S. or foreign agency for each application and registration listed on SCHEDULE 4.8 hereto.

     (d) SCHEDULE 4.8(D) hereto also lists (i) all Software which is owned by the Company or its Subsidiaries ("PROPRIETARY SOFTWARE"), and (ii) all agreements material to the operations of the Business (which for purposes of this Section 4.8(d) shall include those disclosed pursuant to Section 4.7(b) (viii)) which grant or by which the Company or any of its Subsidiaries has obtained any right to use or practice any rights under any Intellectual Property (excluding "click-wrap," or "shrink-wrap" agreements or agreements contained in "off-the-shelf" Software or the terms of use or service for any website), to which the Company or any of its Subsidiaries is a party or otherwise bound, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue (collectively, the "IP LICENSE AGREEMENTS").

     (e) Any Intellectual Property owned by the Company or its Subsidiaries, and, to the knowledge of the Company, any Intellectual Property used (but not owned) by the Company or its Subsidiaries, has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned.

     (f) Except as set forth on SCHEDULE 4.8 hereto, the consummation of the transactions contemplated hereby will not require the consent of third parties in respect of any material Intellectual Property, and such consummation will not result in the loss or impairment of the Company's and its Subsidiaries rights to own or use any material Intellectual Property.

     (g) Except or as set forth on SCHEDULE 4.8 hereto:

          (i)no claims or threats of claims have been asserted since February 1, 1997 by any Person related to the use in the conduct of the Business, as currently conducted, of any Intellectual Property or challenging or questioning the validity or effectiveness of any material license or agreement to which the Company or any Subsidiary is a party relating to the Intellectual Property, and no such claims or threats of claims are still in effect or pending;

          (ii) no settlement agreements, consents, judgements, orders, forebearance to sue or similar obligations limit or restrict the Company's or any Subsidiary's rights in and to any Intellectual Property;

          (iii) the Company and its Subsidiaries have not licensed or sublicensed their rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the IP License Agreements;

          (iv) to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or its Subsidiaries;

          (v) the IP License Agreements are valid and binding obligations of the Company and/or the relevant Subsidiary, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company and/or the relevant Subsidiary or, to the knowledge of the Company and its Subsidiaries, the other party thereto, under any such IP License Agreement;

          (vi) the Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of their Trade Secrets; and

          (vii) all Proprietary Software set forth in Schedule 4.8 was either developed (a) by employees of the Company or one of its Subsidiaries within the scope of their employment; (b) by independent contractors as "works-made-for-hire," as that term is defined under
     Section 101 of the United States Copyright Act, 17 U.S.C. ss. 101, pursuant to a written agreement; or (c) by third parties who have assigned all of their rights therein to the Company or relevant Subsidiary pursuant to a written agreement. No former or present employees, officers or directors of the Company or any Subsidiary retain any rights of ownership or use of the Proprietary Software.

          4.9 Year 2000 Compliance

     (a) All Software (whether embedded or otherwise), and systems owned, used, held for use, licensed or relied on by the Company and its Subsidiaries in the conduct of Business is Year 2000 Compliant or is reasonably expected to be Year 2000 Compliant, including, without limitation, with respect to interface with their customers' and suppliers' Software, by October 31, 1999, except for such Software and systems the failure of which to be Year 2000 Compliant would not individually or in the aggregate, have a Material Adverse Effect on the Condition of the Business. As used herein, "YEAR 2000 COMPLIANT" and "YEAR 2000 COMPLIANCE" mean for all dates and times, including, without limitation dates and times before, on and after December 31, 1999, when used on a stand-alone system or in combination with other software or systems: (i) the application system functions and receives and processes dates and times correctly without abnormal results; (ii) all date related calculations are correct (including, without limitation, age calculations, duration calculations and scheduling calculations); (iii) all manipulations and comparisons of date-related data produce correct date results for all valid date values within the scope of the application; (iv) there is no century ambiguity;
(v) all reports and displays are sorted correctly; and (vi) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year).

     (b) The Company and/or its Subsidiaries requested and obtained written representations or assurances from each material supplier and from a majority of material customers that (x) provides data of any type that includes date information or which is otherwise derived from, dependent on or related to date information ("DATE DATA") to the Company and/or its Subsidiaries, (y) processes in any way Date Data for the Company and/or its Subsidiaries or (z) otherwise provides any material product or service to the Company and/or its Subsidiaries that is dependent on Year 2000 Compliance, that such entity believes that all of its Date Data and related software and systems that are used for, or on behalf of, the Company and/or its Subsidiaries are Year 2000 Compliant.

     4.10 Actions. Except as set forth on SCHEDULE 4.10 hereto, there is no Action pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary or any of their respective assets, properties or rights, before any court, arbitrator or other Governmental Authority which
(i) questions or challenges the validity of the Merger or any action taken or proposed to be taken by the Company pursuant hereto or in connection with the transactions contemplated hereby or (ii) would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Business or, individually, result in Damages in the amount of $200,000 or more.

     4.11 Compliance with Laws. Except as set forth on SCHEDULE 4.11 hereto, (i) the Company and its Subsidiaries are in compliance in all material respects with all Laws applicable thereto, (ii) neither the Company nor any Subsidiary is at present charged with or, to the knowledge of the Company, threatened with any charge concerning or under any investigation with respect to, any violation, in any material respect, of any provision of any Law, and (iii) neither the Company nor any Subsidiary is in violation of or in default under, and to the knowledge of the Company, no event has occurred which, with the lapse of time or the giving of notice or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority.

     4.12 Taxes.

     (a) Except as set forth on SCHEDULE 4.12(A) hereto:

          (i) The Company has been a "small business corporation," as defined in Section 1361(b) of the Code, at all times since November 1, 1987. The Company has had in effect, at all times since November 1, 1987, a valid election to be treated as an "S corporation," as defined in Section 1361(a) of the Code, for federal income Tax purposes and in the state and local jurisdictions set forth on Schedule 4.12(a)(i). No Subsidiary other than Landmark General Corporation has made an election to be treated as a "qualified subchapter S subsidiary" ("QSSS"), as defined in Section 1361(b)(3)(B) of the Code (and in any comparable provision of state or local law) ("QSSS ELECTION"). None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any of the Cullman Shareholders has taken or caused or permitted to be taken any action that would cause, or would have caused, a termination of the S-Election or any QSSS Election for any period.

          (ii) The Company and each of its Subsidiaries has timely filed, or caused to be timely filed, with the appropriate taxing authorities all Tax Returns, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of its Subsidiaries has paid in full, within the time and in the manner prescribed by law, all Taxes that are due and payable. There is no action, suit, proceeding, investigation, audit, claim or assessment pending or threatened in writing with respect to the Company or any of its Subsidiaries with respect to a liability for Taxes or with respect to any Tax Return.

          (iii) Schedule 4.12(a)(iii) lists all audits, examinations and investigations since January 1, 1992 ("Audits"), whether or not such Audits are ongoing, together with a description of the matters raised during such Audits and any revenue agent reports or similar reports for state and local income tax purposes issued in connection therewith, with respect to the Company or any of its Subsidiaries.

          (iv) The Company and each of its Subsidiaries has complied in all respects with all applicable Laws relating to the withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Laws and withholding of employment Taxes) and has, within the time and manner prescribed by Law, withheld and paid over to the proper taxing authorities all amounts required to be withheld and paid over under all applicable Laws.

          (v) No deficiency for any Tax has been assessed with respect to the Company or any of its Subsidiaries which has not been paid in full.

          (vi) SCHEDULE 4.12(A)(VI) lists all jurisdictions in which the Company or any of its Subsidiaries files Tax Returns. No jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim that such company which does not file a Tax Return is required to file a Tax Return for such jurisdiction.

          (vii) There are no Liens for Taxes upon the assets or properties of the Company or any of its Subsidiaries or the stock or equity interests of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet delinquent or Taxes which are not yet due and payable or which are being contested in good faith.

          (viii)There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company or any of its Subsidiaries.

          (ix) Neither the Company nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return with respect to any taxable period or year for which such Tax Return has not since been filed.

          (x) Neither the Company nor any of its Subsidiaries has agreed to any extension of time with respect to a Tax assessment or deficiency with respect to any Tax Return that is currently the subject of audit.

          (xi) Since January 1, 1992, no closing agreement pursuant to
     Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or with respect to the Company or any of its Subsidiaries.

          (xii) Neither the Company nor any of its Subsidiaries is a party to, is bound by, or has obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, and neither the Company nor any of its Subsidiaries has potential liability or obligation to any person as a result of, or pursuant to, any such agreement, contract or arrangement. Neither the Company nor any of its Subsidiaries has any liability for Taxes of another person by contract or otherwise.

          (xiii)No power of attorney which is currently in force has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes.

          (xiv) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a federal income Tax Return.

          (xv) Neither the Company nor any of its Subsidiaries has incurred or will incur in connection with the transactions contemplated by this Agreement any Tax under Section 1374 of the Code (or similar provision of state and local law) in excess of the amount set forth on SCHEDULE 4.12(A)(XV) hereto.

          (xvi) Neither the Company nor any of its Subsidiaries has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

          (xvii)Landmark has no assets other than those listed on SCHEDULE 4.12(A)(XVII) hereto.

          (xviii) No property of the Company or any of its Subsidiaries is property that the Company or any of its Subsidiaries is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982).

          (xix) Neither the Company nor any of its Subsidiaries has engaged in a like-kind exchange within the meaning of Section 1031 of the Code or received cash proceeds in connection with an involuntary conversion within the meaning of Section 1033 of the Code, in which the replacement property could be purchased on or after the Closing Date.

          (xx) No Cullman Shareholder is a foreign person for purposes of
     Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

     (b) The Company and each of its Subsidiaries will deliver or make available to Purchaser complete and accurate copies of each of: (i) all tax opinions, audit reports, letter rulings, technical advice memoranda and similar items obtained or received since January 1, 1992 relating to United States federal, state, local and foreign Taxes due from or with respect to the Company or any of its Subsidiaries and (ii) United States federal Tax Returns, and those state, local or foreign Tax Returns filed by the Company or any of its Subsidiaries since January 1, 1992. The Company and each of its Subsidiaries will deliver to Purchaser all materials with respect to the foregoing for all matters arising after the date hereof.

     4.13 Title to Property. Except as set forth on SCHEDULE 4.13 hereto, the Company and its Subsidiaries have good title to or a valid leasehold interest in or license to use all of their material properties and assets (real, personal, mixed, tangible and intangible) used by the Business, free and clear of all Liens, except (i) Liens for current Taxes not yet delinquent or Taxes which are not yet due and payable or which are being contested in good faith, (ii) such Liens and imperfections of title, if any, as are not substantial in character, amount or extent and do not materially impair the use or occupancy of such property or assets or operations of the Company and its Subsidiaries, taken as a whole, (iii) Liens arising by operation of law without the knowledge of the Company,
(iv) any workmen, repairmen, warehousemen, mechanics', carriers' and similar Liens and Liens arising in the ordinary course of business; (v) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (vi) where the failure to have such good title or valid leasehold interest or license to use would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Business.

     4.14 Insurance. SCHEDULE 4.14 hereto sets forth a true and complete list of all material insurance policies or binders currently insuring the property, assets or business liabilities of the Company and its Subsidiaries that constitute part of the Business. The Company has delivered or made available to the Purchaser true and complete copies of such policies and binders. Except as set forth on SCHEDULE 4.14 hereto, (a) all such policies or binders are in full force and effect and no premiums due and payable thereon are delinquent, (b) there are no pending material claims against such insurance policies or binders by the Company or any Subsidiary as to which the insurers have denied liability, (c) the Company and its Subsidiaries have complied in all material respects with the provisions of such policies and (d) there exist no material claims under such insurance policies or binders that have not been properly and timely submitted by the Company or any Subsidiary to their insurers.

     4.15 Approvals.

     (a) Except as set forth on SCHEDULE 4.15 hereto, and except for any filings under the HSR Act, neither any declaration, filing or registration with, notice to, nor Approval of, any Governmental Authority is required to be made, obtained or given by or with respect to the Company or any Subsidiary in connection with the execution, delivery or performance by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, except where the failure to make, obtain or give such declarations, filings, registrations, notices or Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Business.

     (b) The Company and its Subsidiaries have all material Approvals required for the operation of the Business and the use and ownership or leasing of their properties and assets that constitute part of the Business, as currently operated, used, owned or leased. All of such Approvals are valid, in full force and effect and in good standing, except where the failure to be so would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Business. There is no proceeding pending or, to the knowledge of the Company, threatened, that disputes the validity of any such Approval or that is likely to result in the revocation, cancellation or suspension, or any adverse modification of any such Approval.

     4.16 Employee Benefit Plans; ERISA. SCHEDULE 4.16 hereto contains a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), under which employees of the Company, its Subsidiaries or an ERISA Affiliate (as defined herein) are eligible to participate or derive a benefit (collectively, the "EMPLOYEE PLANS"). Neither the Company, any Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Employee Plan that would affect any employee or former employee of the Company or any Subsidiary. Except as disclosed on SCHEDULE 4.16 hereto:

     (a) Each Employee Plan is in compliance, in all material respects, with applicable requirements prescribed by any and all state, federal or foreign laws, including, but not limited to, ERISA and the Code. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service after December 31, 1993 as to such Plan's qualification under Section 401(a) of the Code and, to the knowledge of the Company, there is no fact, condition or set of circumstances that could adversely affect such favorable determination.

     (b) The Company and its Subsidiaries have in all material respects performed all obligations required to be performed by them under ERISA, the Code and any other applicable state, federal or foreign law and under the terms of each Employee Plan. Neither the Company nor any Subsidiary has received any written notice within the past six years of the existence of any material default or violation by any other party of any of such laws, terms or requirements applicable to any of the Employee Plans.

     (c) Other than routine claims for benefits, neither the Company nor any Subsidiary has received any written notice within the past six years of any pending material claims or lawsuits which have been asserted or instituted against any of the Employee Plans, the assets of the trusts or funds under the Employee Plans, the sponsor or administrator of any of the Employee Plans, or against any fiduciary or any of the Employee Plans with respect to the operation of such Employee Plan.

     (d) Neither the Company nor any Subsidiary has received any written notice within the past six years of any pending investigation or pending enforcement action by the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor, the IRS or any other governmental agency with respect to any of the Employee Plans.

     (e) Neither the Company, any Subsidiary nor any other corporation, trade or business which is affiliated with the Company, in the manner described in Section 414(b), (c), (m) and (o) of the Code or Section 4001(a)(14) of ERISA (an "ERISA AFFILIATE") has made or been obligated to make contributions to any defined benefit pension plan at any time during the period beginning January 1, 1993, other than the two Employee Plans (listed on SCHEDULE 4.16 hereto) that are assigned plan numbers 001 and
007. Neither of these two Employee Plans is a multi-employer plan within the meaning of Section 4001(a)(3) of ERISA.

     (f) With respect to each Employee Plan, the Company has delivered to the Purchaser a current, accurate and complete copy (or, to the extent no written copy exists, an accurate description) thereof, including any amendments thereto, and, to the extent applicable: (i) any related trust agreement or other funding instrument and the latest financial statements thereof; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications by the Company or its Subsidiaries to their employees concerning the extent of the benefits provided under an Employee Plan; and (iv) for the three most recent years (A) the IRS Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

     (g) (i) As of the Closing Date, the Company and its Subsidiaries have made all required premium payments when due to the PBGC; and (ii) neither the Company nor its Subsidiaries is subject to any liability to the PBGC for any plan termination occurring on or prior to the Closing Date.

     (h) With respect to each Employee Plan subject to Title IV of ERISA, the present value of accrued benefits under such Employee Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Employee Plan's actuary with respect to such Employee Plan did not exceed, as of its latest valuation date, the then current value of the assets of such Employee Plan allocable to such accrued benefits.

     (i) No Employee Plan subject to Title IV of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Employee Plan ended prior to the Closing Date nor has there been any application for waiver of the minimum funding standards imposed by Section 412 of the Code. All contributions required to be made with respect to any Employee Plan on or prior to the Closing Date have been timely made or are reflected on the Interim Balance Sheet.

     (j) No Employee Plan has engaged in a non-exempt "prohibited transaction" as defined in Section 4975 of the Code or Section 406 of ERISA

     (k) No Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees (or their beneficiaries) of the Company and its Subsidiaries for periods extending beyond their respective dates of retirement or other termination of service, other than (A) coverage mandated by applicable law,
(B) death benefits under any "pension plan" or (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     (l) No amounts payable under the Employee Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. No Subsidiary has made any payments, or is obligated to make any payments and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code.

     (m) The consummation of transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company and its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (iii) require the immediate funding or financing of any compensation or benefits.

     (n) At no time have employees of the Allied Graphic Arts Business participated or been eligible to participate in any of the Employee Plans set forth on Schedule 4.16.

     4.17 Subsidiaries. SCHEDULE 4.17 hereto contains a true and complete list of all of the Company's Subsidiaries, their jurisdictions of incorporation and the jurisdictions where each of the Subsidiaries is qualified as a foreign corporation to do business. SCHEDULE 4.17 hereto also contains a true and complete list of the authorized and outstanding capital stock of each Subsidiary. Each Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in every jurisdiction in which the failure to be qualified or licensed would have a Material Adverse Effect on the Condition of the Business. Each of the Subsidiaries is a corporation validly existing and in good standing under the laws of the jurisdiction of incorporation and has the corporate power to conduct its business as it is now being conducted. All of the outstanding shares of capital stock of each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by the Company or another Subsidiary free and clear of any Lien as shown on SCHEDULE 4.17 hereto. Except for the shares of capital stock owned by the Company or another Subsidiary and as set forth on SCHEDULE 4.17 hereto, there are no outstanding (i) shares of capital stock or other voting securities of any Subsidiary, (ii) securities of any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (iii) subscription rights, options, warrants, calls, commitments, preemptive rights (other than preemptive rights imposed solely by statute) or other rights of any kind to acquire from any Subsidiary, or any obligation of any Subsidiary to issue or sell, any shares of capital stock or other voting securities or any securities of such Subsidiaries convertible into or exchangeable for such capital stock or other voting securities, and (iv) equity equivalents, interests in the ownership or earnings of, or stock appreciation, phantom stock or other similar rights of or with respect to any Subsidiary. There are no outstanding obligations (contractual or otherwise) of any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or any other securities of the type described in clauses (i) -(iv) of the preceding sentence. Other than AGA LLC, the Company has no investment in any other corporation, partnership, limited liability company, joint venture or other business association or entity.

     4.18 Environmental Matters. Except as set forth on SCHEDULE 4.18 hereto, (i) the Company, its Subsidiaries and the operations of the Business have been and are in material compliance with all applicable Environmental Laws and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to applicable Environmental Laws ("ENVIRONMENTAL PERMITS"), (ii) there has not been any release of Hazardous Materials on, in, under or from any Real Property or any property formerly owned or occupied by the Company, its Subsidiaries or any predecessors thereto, that would be reasonably likely to result in investigation or remediation under applicable Environmental Laws; (iii) neither the Company nor any Subsidiary has received any notice within the past five years from any Governmental Authority or other Person claiming any violation of or requesting an investigation concerning the violation of any Environmental Law, or otherwise alleging that the Company, its Subsidiaries or any predecessors thereto may be liable under any Environmental Law; (iv) neither the Company nor any Subsidiary has received a request within the past five years from any Governmental Authority for information concerning the release, discharge or disposal of Hazardous Materials, whether at the Real Property or at any other location, whether or not currently or formerly owned by the Company, its Subsidiaries or any predecessors thereto, except to the extent a Governmental Authority may have requested information but not pursued a claim against the Company or its Subsidiaries within two years of having made the request; (v) in connection with any pending applications or proceedings for new, renewal or modified Environmental Permits, the Company has not been made aware that the terms, conditions and requirements of such Environmental Permits, or any modification to same, may be imposed or required that, individually or in the aggregate, could have a material effect on the Company or any Subsidiary; (vi) the Company has provided or made available to Purchaser all environmental reports, studies or analyses which have been delivered to any lender in connection with the Credit Agreement, dated as of October 28, 1997, as amended, by and among the Company, the lenders referred to therein, First Union National Bank, as agent, and The Bank of New York, as documentation agent, and are in the possession of the Company, relating to environmental compliance, the environmental condition of the Real Property or any property formerly owned or operated by the Company, its Subsidiaries or any predecessors thereto, or any off-site environmental liability of the Company or its Subsidiaries; and (vii) in connection with the Business, neither the Company nor any Subsidiary has assumed, contractually or through a merger, any material liabilities or obligations under any Environmental Law.

     4.19 Labor Matters. Except as set forth on SCHEDULE 4.19 hereto, (i) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the Company's knowledge, none is or has been threatened; (ii) there is no labor strike, dispute, request for representation, organizing activity, slowdown or stoppage actually pending against or affecting the Company or any Subsidiary and, to the Company's knowledge, none is or has been threatened. To the Company's knowledge, the Company and its Subsidiaries are in compliance in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act, the Family Medical Leave Act, and all applicable local, state and federal laws, rules and regulations governing occupational safety and health requirements and payment of minimum wages and overtime rates. Except as set forth on SCHEDULE 4.19 hereto, there are no pending claims against the Company or any Subsidiary arising out of, or relating to, or alleging any violation of any of the foregoing. Except for individuals utilized by the Allied Graphic Arts Business, neither the Company nor any of its Subsidiaries has engaged any individual as an independent contractor or made payments for services to be performed by any individual as an independent contractor who should be considered, under applicable Law, an employee of (rather than an independent contractor to) the Company or a Subsidiary of the Company.

     4.20 Personal Property. SCHEDULE 4.20 hereto sets forth a true and complete list of all equipment and fixtures having an acquisition cost of $500,000 or more owned by the Company or any Subsidiary that are used in the Business. Except as set forth on SCHEDULE 4.20 hereto, all such assets are in substantially good condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put in the ordinary course of the Business. All of the assets listed on SCHEDULE 4.20 hereto, together with all other personal property owned by the Company and its Subsidiaries constitute, in the reasonable business judgment of the Company, all of the tangible personal property necessary for the operation of the Business as it is currently operated (other than such personal property as may be leased or licensed by the Company and its Subsidiaries and other than those items, if any, the failure of which to own or lease would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Business).

     4.21 Real Property.

     (a) Set forth on SCHEDULE 4.21(A) hereto is a list of all the real property owned by Company and its Subsidiaries and used in the Business (the "OWNED REAL PROPERTY").

     (b) Set forth on SCHEDULE 4.21(B) hereto is a list of all leases, subleases, licenses and other agreements (collectively, the "REAL PROPERTY LEASES") under which the Company or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property used in the Business (the land, buildings and other improvements covered by the Real Property Leases being herein called the "LEASED REAL PROPERTY"). The Owned Real Property and the Leased Real Property are collectively referred to herein as the "REAL PROPERTY".

     (c) Except as provided on SCHEDULE 4.21(C) hereto, neither the Company nor any Subsidiary owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to sell or dispose of the Owned Real Property or any portion thereof or interest therein.

     (d) Except as set forth on SCHEDULE 4.21(D) hereto, neither the Company nor any Subsidiary owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Leased Real Property or any portion thereof or interest therein.

     4.22 Distributors and Customers. SCHEDULE 4.22 hereto sets forth a list of the top ten customers based on net sales of the Business for the fiscal year ended January 31, 1999. Except as set forth on SCHEDULE 4.22 hereto, to the knowledge of the Company, (i) the Company enjoys good working relationships under all of its distributor, sales representative and similar agreements necessary to the normal operation of the Business, and (ii) since January 31, 1999, no customer has notified the Company in writing that it will reduce or intends to reduce its purchases of the Group's 2000 edition products by $1,000,000 or more as compared with its purchases of the Group's 1999 edition products.

     4.23 Accounts Receivable; Escheat Property. (a) Except as set forth on
SCHEDULE 4.23(A) hereto, the accounts receivable of the Company and its Subsidiaries (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) subject to proper power and authority of the debtors creating the obligations, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity),
(iii) do not represent obligations for goods sold on consignment or approval; (iv) do not represent obligations for goods sold on a sale-or-return basis for which no reserve has been recorded in the ordinary course in accordance with GAAP and the Company, as of the date hereof, has no knowledge of any facts that would cause it to believe that the amount of such reserve is inappropriate, and (v) are subject to reserves established on the Interim Balance Sheet or, with respect to accounts receivable arising subsequent to the date thereof, to reserves established in the ordinary course consistent with past practice and in accordance with GAAP. At least 75% of the amount of the accounts receivable from Kmart Corporation reflected on the Interim Financial Statements will be collected within six months of the Closing Date, subject only to the reserves provided for such accounts as of July 31, 1999. All settlements relating to the Day Dream litigation are reflected as assets on the Company's books and the full amount thereof will be collected by the Company on a timely basis and for the account of the Group. SCHEDULE 4.23(A) hereto sets forth a description of any security arrangements and collateral (other than guarantees and letters of credit taken in the ordinary course of business and purchase money security interests) securing the repayment or other satisfaction of receivables of the Company and its Subsidiaries.

     (b) The Company's liability under abandoned property, escheat or other similar laws with respect to unclaimed credits, outstanding payables, unclaimed checks and other matters covered by the foregoing Laws did not exceed $400,000 as of July 31, 1999.

     4.24 Inventory. The inventory of the Company and its Subsidiaries consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items and subject to the Company's policies and practices regarding reserves for obsolescence of seasonal merchandise in the ordinary course of business consistent with past practice which is at a minimum in accordance with GAAP. Except as set forth on SCHEDULE 4.24 hereto, all items included in the inventory of the Company and its Subsidiaries are the property of the Company and its Subsidiaries, free and clear of any Liens, have not been pledged as collateral, are not held by the Company or its Subsidiaries on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by governmental or regulatory authorities.

     4.25 Safe Deposit Boxes and Bank Accounts. Prior to the Closing, the Company shall deliver to the Purchaser a list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any Subsidiary maintains safe deposit boxes or lock boxes or bank accounts and the names of all persons authorized to have access to such boxes and accounts.

     4.26 Broker's or Finder's Fees. Neither the Company nor its Affiliates has authorized any Person (other than Goldman, Sachs & Co.) to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such person to any investment banking, brokerage, finder's or similar fee in connection with the Merger or the other transactions contemplated by this Agreement.

     4.27 AGA LLC and CVI. The definition of "ALLIED GRAPHIC ARTS BUSINESS" is a true and correct description of business conducted by AGA LLC. AGA LLC does not provide any services for the Company (other than CVI Corporate) or the Group, and following the Closing, the Company (other than CVI Corporate) and the Group shall not be obligated to provide any services or perform any obligations on behalf of or for AGA LLC and there will be no contractual relationship in effect between the Company and AGA LLC. In connection with the AGA LLC Spinoff and the CVI Distribution, no assets presently used in the Business will be distributed or transferred from the Business other than as set forth on SCHEDULE 4.27 hereto and, following the Closing, AGA will have no rights to any assets or properties, including Intellectual Property, used in the Business. All intercompany accounts receivable and accounts payable owing between the Group, on the one hand, and AGA LLC and CVI, on the other hand, will be eliminated at Closing.

     4.28 Expenses Escrow Fund Sufficient. The Representative shall take all necessary action in order to discharge obligations of the Company, which are part of or contemplated by the transactions hereunder and for which payments are to be made out of the Expenses Escrow Fund, in order that the Company shall not have any liabilities therefor after such discharge.

     4.29 Interpretive Provision. Disclosure by any party on a Schedule relating to a representation and warranty qualified by materiality or some other modifier shall not constitute an admission by such disclosing party that such item is material or otherwise required to be disclosed on such Schedule. Disclosure by a party of a contract, agreement or other information on a Schedule shall not constitute an admission by the disclosing party that such contract, agreement or information is required to be disclosed on such Schedule. The inclusion of any dollar amount in any of the representations or warranties made in this Article IV shall not be construed as or deemed to be evidence of materiality to the operation of the Business or Condition of the Business for purposes of that or any other representation or warranty contained herein, nor shall the disclosure of any agreement, mortgage, claim or other matter on any Schedule hereto be deemed to imply that the existence of such matter or a breach, lapse, acceleration or adverse finding with respect to such matter would necessarily constitute a Material Adverse Effect with respect to the Condition of any Person or the Condition of the Business.


                                 ARTICLE V
                       REPRESENTATIONS AND WARRANTIES
                OF THE PURCHASER AND ACQUISITION SUB

     The Purchaser and Acquisition Sub hereby jointly and severally represent, warrant and agree as follows:

     5.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     5.2 Power and Authority. The Purchaser and Acquisition Sub have all requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and Acquisition Sub, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Purchaser and Acquisition Sub. This Agreement constitutes the legal, valid and binding obligation of the Purchaser and Acquisition Sub, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

     5.3 No Violation. Neither the execution and delivery of this Agreement by the Purchaser and Acquisition Sub, the performance by them of their respective obligations hereunder, nor the consummation by them of the transactions contemplated hereby, will (a) contravene any provision of the certificate of incorporation or bylaws of the Purchaser or Acquisition Sub; or (b) to the best knowledge of the Purchaser, violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration (whether after the giving of notice or the lapse of time or both) of the maturity of any debt or obligation of the Purchaser or Acquisition Sub, require the consent of any other party to, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Purchaser or Acquisition Sub under, any note, bond, license, mortgage, indenture, lease, contract, agreement, instrument or commitment to which Purchaser or Acquisition Sub is a party or by which they or any of their respective assets or properties are bound, or violate any Law or any judgment, decree, order, regulation or rule of any Governmental Authority to which the Purchaser or Acquisition Sub is subject or by which they or any of their respective assets or properties are bound which would materially and adversely affect the ability of Purchaser or Acquisition Sub to perform their obligations hereunder.

     5.4 Brokerage. No broker or finder has acted directly or indirectly for the Purchaser or Acquisition Sub in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or, to the knowledge of the Purchaser, on behalf of the Purchaser or Acquisition Sub.

     5.5 Financing. The Purchaser or Acquisition Sub has available, and on the Closing Date will have available, sufficient funds to enable it to fund the Payment Fund and the Escrow Funds as provided in Article III hereof.


                                 ARTICLE VI
                COVENANTS OF THE COMPANY PENDING THE CLOSING

     The Company covenants and agrees that from the date of this Agreement until the Closing Date, except as otherwise consented to by the Purchaser or Acquisition Sub in writing:

     6.1 Regular Course of Business. The Company shall, and shall cause its Subsidiaries to: (i) carry on the Business in the ordinary course and in substantially the same manner as heretofore conducted, (ii) use their reasonable best efforts to maintain and preserve (A) their present workforces, and (B) their present relationships with their agents, licensees, suppliers and customers, and (iii) keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained.

     6.2 Restricted Activities. Except for the AGA LLC Spinoff or the CVI Corporate Distribution or to the extent otherwise specifically contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall engage in any of the following transactions or activities: (i) change or amend the certificate of incorporation or by-laws of the Company or its Subsidiaries; (ii) declare, set aside, make or pay any dividend or other distribution, whether in cash, stock, property or otherwise, with respect to its capital shares, except for dividends contemplated to be paid under
Section 1.3 of the Shareholders Agreement and which will be chargeable as an outgoing cash flow under Section 3.5(a)(ii) hereof; (iii) except as required by the Shareholders Agreement, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (iv) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of the Company or (v) change any accounting practices. Without limiting the generality of the foregoing, the Company shall not, directly or indirectly, (i) cause or authorize any state of affairs, action or omission described in clauses (i) through (xii) of Section 4.6(b) hereof, or (ii) take or agree in writing, or otherwise to take, any action which could reasonably be expected to make any representation or warranty contained in Article IV hereof untrue or incorrect as of the date when made or as of any future date or which could reasonably be expected to prevent the satisfaction of any conditions to closing set forth in Article VIII hereof.

     6.3 Consents and Approvals. The Company shall use commercially reasonable efforts to obtain at the earliest practicable date, and in any event prior to Closing, all Approvals from Government Authorities and, to the extent that the rights of the Company or any Subsidiaries under any material Contract would be impaired upon consummation of the Merger, all Approvals reasonably requested by the Purchaser or Acquisition Sub with respect to such Contracts or to obtain fulfillment of the conditions set forth in Article VIII hereof.

     6.4 Approval of Shareholders. The Company shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable in accordance with the best judgment of its Board of Directors, but in no event not later than 45 days after the date of this Agreement, for the purpose of voting on the Merger and all other actions contemplated by this Agreement which require approval of or adoption by the Company's shareholders or any other matter which the Company reasonably determines should be submitted to its shareholders.

     6.5 No Solicitation of Transaction. The Company shall not and shall cause its Subsidiaries not to, directly or indirectly, initiate, solicit or encourage any discussions or negotiations, or enter into any agreements, with any Person other than the Purchaser with respect to the sale of all or any material portion of the Business or the merger or consolidation of the Company or any Subsidiary with any other Person and shall cease any discussions relating thereto; provided, however, that the Board of Directors of the Company on behalf of the Company may, upon receipt of an unsolicited proposal which the Board of Directors of the Company believes to be superior from a financial point of view to the Merger, engage in any such discussions or negotiations if the failure to take such actions could, in the opinion of the Board of Directors of the Company, after consultation with counsel, cause the members of the Board of Directors of the Company to breach their fiduciary duties to the Cullman Shareholders under applicable Law. The Company shall, promptly after receipt thereof by the Company or any Subsidiary, notify the Purchaser of any offer by any Person to make any such purchase, merger or consolidation or enter into any such agreement. The Company further agrees that it will not waive the provisions of any confidentiality agreement it has entered into with any Person in the last six months prior to the date hereof.

     6.6 Confidentiality. The Company shall, and shall cause its officers, counsel and other authorized representatives to, hold in strict confidence, and not disclose to any other party, and not use in any way except in connection with the transactions contemplated by this Agreement, without the prior written consent of the Purchaser or Acquisition Sub, all information obtained from the Purchaser or Acquisition Sub in connection with the transactions contemplated by this Agreement, except such information may be disclosed (i) where necessary to any Governmental Authorities, (ii) if required by court order or decree or applicable Law,
(iii) if it is publicly available, or (iv) if it is otherwise contemplated herein.

     6.7 Access to the Company and its Subsidiaries. The Company shall ensure that the Purchaser and Acquisition Sub and their officers, counsel and other authorized representatives, upon reasonable notice, shall have full and free access at all reasonable times approved in advance by the Company (with such approval not to be unreasonably withheld) to all of the properties, books, contracts, commitments and records of the Company or any Subsidiary, including, without limitation, title reports, title policies and surveys, to the extent related to the Business maintained by or located on the premises of the Company or any Subsidiary, and that the Company shall furnish the Purchaser with such additional financial and operating data and other information as to the Business as the Purchaser or Acquisition Sub shall from time to time reasonably request, including, without limitation, applications or statements to be made to any Governmental Authority in connection with the transactions contemplated by this Agreement, provided, however, that such investigations shall be reasonable and not disruptive of the day-to-day operations of the business of the Company or any Subsidiary, and shall cooperate with the Purchaser in the obtaining of title reports, title updates and title policies and surveys. Notwithstanding anything to the contrary contained in the foregoing sentence, neither the Company nor any Subsidiary shall be required to furnish to the Purchaser or Acquisition Sub correspondence, reports or other documents concerning this Agreement, the transactions to be effected pursuant to this Agreement or the negotiations in connection therewith.

     6.8 Supplements to Disclosure Schedules. From time to time prior to the Closing, the Company shall deliver to the Purchaser and Acquisition Sub information supplementing or amending the representations, warranties and disclosures (including the Schedules hereto) in order to make such information therein timely, complete and accurate and any covenant, representation or warranty of the Company set forth in Sections 4.7(a), 4.7(b)(viii), 4.7(b)(xii), 4.8(c) or 4.8(d) affected thereby, and only with respect to events occurring after the date hereof, shall be deemed to have been amended accordingly; provided, however, that such amendment or supplement as to the representations in Sections 4.7(b)(viii) and 4.7(b)(xii) can only relate to agreements entered into in the ordinary course of business.

     6.9 Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Company will use its reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit the consummation of the Merger as promptly as reasonably practicable and otherwise to enable the consummation of the transactions contemplated hereby and will cooperate fully with the other parties to that end.

     6.10 Premerger Notification. The Company shall timely and promptly make all filings which are required under the HSR Act, and will seek early termination of the waiting period and will make all necessary filings under the Competition Act (Canada) and the Investment Canada Act and any other foreign Law. The Company shall timely and promptly provide any additional information or documentation requested by the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "ANTITRUST DIVISION") or any other foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or members of their respective staffs in connection with a second request or otherwise. The Company shall furnish to the Purchaser such necessary information and assistance as the Purchaser may request in connection with its preparation of necessary filings or submissions to the FTC, the Antitrust Division or any other foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority.

     6.11 Form 8023. Prior to Closing, the Company shall deliver to the Purchaser, on behalf of each of the Cullman Shareholders, including (i) any dissenting Cullman Shareholders and (ii) each beneficiary and trustee of any Cullman Shareholder that is a trust, a signed Form 8023.

     6.12 Records of Trademarks, Service Marks and Copyrights Registrations and Applications. The Company agrees to use commercially reasonable efforts to list in the records of the appropriate U.S. or foreign agency the proper entity as the sole and exclusive owner for each application and registration of trademarks, service marks and copyrights listed on SCHEDULE
4.8 hereto.

                                ARTICLE VII
                       COVENANTS OF THE PURCHASER AND
                    ACQUISITION SUB PENDING THE CLOSING

     The Purchaser and Acquisition Sub covenant and agree that, except as otherwise consented to by the Company, prior to the Closing:

     7.1 Consents and Approvals. The Purchaser and Acquisition Sub shall use commercially reasonable efforts to obtain or make at the earliest practicable date, and in any event before Closing, all Approvals from Governmental Authorities reasonably requested by the Company to obtain fulfillment of the conditions set forth in Article IX hereof. The Purchaser and the Acquisition Sub shall cooperate with the Company and its Subsidiaries to the extent necessary to effectuate the timely transfer of any environmental permits, operating certificates, licenses, or other governmental approvals required in connection with the operation of any property of the Company.

     7.2 Full Disclosure. Until the Closing, the Purchaser and Acquisition Sub shall, upon request, provide the Company, its officers, counsel and other authorized representatives with such information and documentation concerning the Purchaser and Acquisition Sub as may be reasonably necessary for the Company to verify performance of and compliance with the Purchaser's and Acquisition Sub's representations, warranties, covenants and conditions herein contained.

     7.3 Confidentiality. The Purchaser and Acquisition Sub shall, and shall cause their officers, counsel and other authorized representatives and affiliated parties to, hold in strict confidence, and not disclose to any other party, and not use in any way except in connection with the transactions contemplated by this Agreement, without the prior written consent of the Company, all information obtained from the Company or its Subsidiaries in connection with the transactions contemplated by this Agreement, except such information may be disclosed (i) where necessary to lenders (provided such lenders agree to preserve the confidentiality of the information) and to any Governmental Authority, (ii) if required by court order or decree or applicable law, (iii) if it is publicly available or
(iv) if it is otherwise contemplated herein.

     7.4 Employee Benefits and Plant Closing. Immediately after the Closing Date and subject to the Purchaser's sole right to terminate thereafter, the Purchaser or Acquisition Sub will cause the Surviving Corporation and the Subsidiaries to continue to provide a plan of group health insurance to all employees of the Business which is comparable to any such plan in effect immediately prior to the Closing Date, which plan shall include a waiver of a waiting period and all pre-existing medical conditions to the extent so provided by the Company's group health insurance plans for employees of the Business who were not excluded from coverage under the Company's group health insurance plans as of the Closing Date and any such group health insurance plan shall recognize the service of such employees of the Business prior to the Closing Date for eligibility purposes on and after the Closing Date. The Purchaser and/or Acquisition Sub shall not, at any time prior to 60 days after the Closing Date, without complying fully with the notice and other requirements of the WARN Act, effectuate (i) a "plant closing" as defined in the WARN Act affecting any site of employment or one or more facilities or operating units within any site of employment of the Company or the Subsidiaries, or (ii) a "mass layoff" as defined in the WARN Act affecting any site of employment of the Company or the Subsidiaries. In addition, the Purchaser and Acquisition Sub each hereby agree to indemnify the Cullman Shareholders and to defend and hold the Cullman Shareholders harmless from and against any and all Damages which the Cullman Shareholders may incur in connection with any suit or claim of violation brought against the Cullman Shareholders under the WARN Act, which relates to actions taken by the Purchaser with regard to any site of employment or one or more facilities or operating units within any site of employment of the Company or the Subsidiaries.

     7.5 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Purchaser and Acquisition Sub will use its reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable the consummation of the transactions contemplated hereby and will cooperate fully with the other parties hereto to that end.

     7.6 Premerger Notification. The Purchaser shall timely and promptly make all filings which are required under the HSR Act, and will seek early termination of the waiting period and will make all necessary filings under the Competition Act (Canada) and the Investment Canada Act and any other foreign Law. The Purchaser shall timely and promptly provide any additional information or documentation requested by the FTC, the Antitrust Division or any other foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or members of their respective staffs in connection with a second request or otherwise. The Purchaser shall furnish to the Company such necessary information and assistance and the Company may request in connection with its preparation of necessary filings or submissions to the FTC, the Antitrust Division or any other foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority.

                                ARTICLE VIII
                  CONDITIONS PRECEDENT TO THE OBLIGATIONS
                    OF THE PURCHASER AND ACQUISITION SUB

     The obligations of the Purchaser and Acquisition Sub to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

     8.1 Representations and Warranties True. The representations and warranties contained in Article IV hereof, in the Schedules to this Agreement, and in all certificates delivered by the Company to the Purchaser and Acquisition Sub pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made (except to the extent the specified Schedules in Section 6.8 are deemed to be amended pursuant to Section 6.8) and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all material respects (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or some other date which shall be true and correct only as of such date).

     8.2 Performance of Covenants. The Company shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     8.3 No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

     8.4 HSR and Other Approvals. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted and all approvals required by any other Governmental Authority shall have been obtained.

     8.5 Approval of Stockholders. The approval of the Cullman Shareholders referred to in Section 6.4 hereof shall have been obtained.

     8.6 Opinion of Counsel. The Company shall have delivered to the Purchaser and Acquisition Sub an opinion of Richards & O'Neil, LLP, counsel to the Company, and Hilary Lehv, General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser and Acquisition Sub and its counsel, to the effect set forth in EXHIBITS C-1 AND C-2, respectively, hereto.

     8.7 Certificates. The Purchaser and Acquisition Sub shall have received a certificate dated the Closing Date of the President or any Vice President of the Company certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof.

     8.8 Custody Agreement. The Company, the Representative and the Custody Agent shall have executed and delivered the Custody Agreement, which shall be in form reasonably satisfactory to Purchaser.

     8.9 AGA LLC Spinoff; CVI Corporate Distribution. The Company shall have effected the AGA LLC Spinoff and the CVI Corporate Distribution on the terms described herein.

     8.10 Payoff Letters. The Company shall have delivered to the Purchaser payoff letters, in form and substance reasonably satisfactory to the Purchaser and its counsel, from all lenders or other parties entitled to be paid indebtedness of the Company for borrowed money (including accrued but unpaid interest thereon and early payment fees in connection with such payment) at Closing by the Company.

     8.11 Consents. The Company and its Subsidiaries shall have obtained all consents under Contracts, IP License Agreements and Real Property Leases listed on Schedule 8.11 hereto and all other consents shall have been obtained the failure of which to obtain would have a Material Adverse Effect on the Condition of the Business.

     8.12 Employment Agreements. The Purchaser or Acquisition Sub shall have entered into employment agreements with G. Thomas Hargrove or Douglas Willies or both, and employment agreements, including appropriate non-competition arrangements, with William Wendel, David Williamson, John Hayek, John Draper and Joseph Forgiano and such other persons to be mutually agreed upon by the Purchaser and the Company and none of the foregoing persons shall have notified the Purchaser or Acquisition Sub that he intends not to perform thereunder.

     8.13 Option Extinguishment. All Option Shares shall have been extinguished prior to the Closing.

     8.14 Form 8023. Each of the Cullman Shareholders, including (i) any dissenting Cullman Shareholders and (ii) each beneficiary and trustee of any Cullman Shareholder that is a trust, shall have signed Form 8023 at or prior to the Closing.

     8.15 Leases. (i) Each of the Specified Leases shall have been either assigned to AGA LLC or the CVI Distributee or terminated, (ii) evidence of the assignment or termination and consent or approval thereof by the lessor under the Lease, if required, shall have been delivered to the Purchaser and (iii) AGA LLC and the CVI Distributee shall have entered into an Agreement Governing Assignment substantially in the form of EXHIBIT E hereto if any Specified Lease has been assigned to them. If the conditions set forth in the preceding sentence have not been satisfied with respect to a Specified Lease, the Representative shall deliver to Purchaser security reasonably satisfactory to Purchaser to cover the liability of the Company under such Specified Lease.

     8.16 Incentive Plan Payments. All payments required to be made under the At-A-Glance Long-Term Incentive Plan effective February 1, 1998, as a result of the transactions contemplated by this Agreement, shall have been made as of the Closing.



                                 ARTICLE IX
                        CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

     9.1 Representations and Warranties True. The representations and warranties contained in Article V hereof and in all certificates delivered by the Purchaser or Acquisition Sub to the Company pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all material respects (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or such other date which shall be true and accurate only as of such date).

     9.2 Performance of Covenants. The Purchaser and Acquisition Sub shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

     9.3 No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered into any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

     9.4 HSR Approval. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted.

     9.5 Approval of Stockholders. The approval of the stockholders of the Company referred to in Section 6.4 hereof shall have been obtained.

     9.6 Opinion of Counsel. The Purchaser and Acquisition Sub shall have delivered to the Company an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Purchaser and Acquisition Sub, and Sue K. McDonnell, General Counsel of Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Company and its counsel, Richards & O'Neil, LLP to the effect set forth in EXHIBITS D-1 AND D-2, respectively, hereto.

     9.7 Certificates. The Company shall have received a certificate dated the Closing Date of the President or any Vice President of the Purchaser certifying as to the satisfaction of the conditions set forth in Sections
9.1 and 9.2 hereof.

     9.8 Custody Agreement. The Purchaser, Acquisition Sub and the Custody Agent shall have executed and delivered the Custody Agreement.

     9.9 Deliveries. The Purchaser or Acquisition Sub shall have made the payments provided for in Sections 3.2, 3.3 and 3.4 hereof.

     9.10 Form 8023. The Purchaser and any of its Affiliates required to sign Form 8023 shall have signed Form 8023 at or prior to the Closing.

                                 ARTICLE X
                                THE CLOSING

     10.1 Time and Place of Closing. The Closing of the Merger and the other transactions contemplated by this Agreement (the "CLOSING") shall take place beginning at 10:00 A.M. on the date which is three Business Days after the conditions to the Closing may be satisfied or waived (the "CLOSING DATE"), at the offices of Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022-4802 or at such other time or place as may be mutually agreed upon by the parties.

     10.2 Filing of Merger Certificate; Payment of Indebtedness. On the Closing Date (i) the fully-executed Certificate of Merger shall be filed with the Department of State of the State of New York in accordance with the law of such State, (ii) the Company shall pay and discharge in full, with funds provided by the Purchaser, the then outstanding long-term indebtedness of the Company for borrowed money (other than the Company's Industrial Development Bonds) plus accrued but unpaid interest thereon and early payment fees in connection with such payment, and (iii) the other payments and deliveries contemplated by this Agreement shall be made, including the Consent Fees.

                                 ARTICLE XI
                           SURVIVAL AND INDEMNITY

     11.1 Survival. Each representation and warranty contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive any examination made by or on behalf of any party hereto, the execution and delivery of this Agreement and the consummation of the Merger until twenty-one months after the Closing Date; provided, however, that the survival of representations and warranties set forth in Section 4.12 hereof shall be governed by the provisions of Article XII hereof; and provided, further, that (i) the representations and warranties set forth in Sections 4.16(a), 4.16(b) and 4.23(b) shall continue until the applicable statute of limitations, (ii) each representation and warranty set forth in Section 4.18 and the last sentence of Section 4.19 hereof shall survive until the fifth anniversary of the Closing Date and (iii) the representation and warranty in Section 4.23(a) (regarding settlement payments for the Day Dream litigation only) shall continue until August 31, 2002. No action for indemnity based on a breach of a representation or warranty may be brought after the applicable expiration date, provided that if there shall then be pending at such time any claim for indemnification asserted under this Article XI or Article XII (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement. Any covenant or obligation set forth in this Agreement that is to be performed after the Closing Date will continue until fully performed; the indemnification provided pursuant to Section 11.2(a)(ii) and (iii) hereof shall not be subject to any limitation in time and the indemnification set forth in Section 11.2(a)(iv) and (v) shall continue until the fifth anniversary of the Closing Date.

     11.2 Indemnification. Subject to the limitations set forth in this
Article XI, the parties hereto agree as follows:

     (a) From and after the Closing, the Purchaser, its Affiliates, their successors and assigns shall be indemnified, held harmless and defended against any Damages incurred by any of them or the Company, but excluding any losses relating to Taxes which are governed exclusively by the provisions of Article XII hereof (subject to the provisions of Sections 11.5, 11.7 and 11.9 hereof), to the extent such Damages are caused by or arise out of (i) any breach of any representation, warranty or covenant made by the Company in this Agreement; (ii) the Allied Graphic Arts Business and the obligations and liabilities relating thereto, including, without limitation, any liability arising from the failure, under applicable Law, to treat any individual utilized by the Allied Graphic Arts Business as an employee rather than an independent contractor; (iii) the CVI Corporate Assets and Liabilities; (iv) any Damages relating to environmental conditions arising out of or in connection with any property formerly owned or operated by the Company, its Subsidiaries, or any predecessors thereto, including, but not limited to, properties formerly owned or operated by the Company or its Subsidiaries located in Pittsfield, Massachusetts and Cudahy, Wisconsin or (v) any liability arising from the failure, under applicable Law, to treating any individual utilized by the Company or any Subsidiary in the Business as an employee rather than an independent contractor. The Purchaser, its Affiliates, their successors and assigns shall have recourse only against the Indemnification Escrow Fund for such Damages; provided, however, if an indemnification claim hereunder arises from the items set forth in clauses (ii) or (iii) of the immediately preceding sentence or from the failure of the Company to be an "S" corporation for federal income Tax purposes as of any time prior to or on the Closing (together, the "SPECIFIED ITEMS"), then the Purchaser, its Affiliates, their successors and assigns shall have recourse first against the Indemnification Escrow Fund for Damages arising from such Specified Items and, to the extent no amounts remain on deposit in the Indemnification Escrow Fund sufficient to provide indemnification to the Purchaser, its Affiliates, their successors and assigns for such Damages arising from such Specified Items, the Purchaser, its Affiliates, their successors and assigns shall have recourse (subject to Section 11.5) directly against any and all of the Principal Shareholders and, with respect to the Damages under subclause (ii) above, against AGA LLC; and further provided that, if indemnification claims arising from Specified Items are satisfied out of the Indemnification Escrow Fund and, thereafter, there are insufficient amounts remaining on deposit in the Indemnification Escrow Fund to satisfy indemnification claims arising from other Damages, then the Purchaser, its Affiliates, their successors and assigns shall have recourse (subject to Section 11.5) directly against any and all of the Principal Shareholders to the extent of the lesser of (i) the amounts paid from the Indemnification Escrow Fund to satisfy Specified Items and (ii) the amount by which such other Damages exceeds the amount remaining on deposit in the Indemnification Escrow Fund. The Purchaser, its Affiliates and their successors and assigns shall not be entitled to indemnification under this Section 11.2(a) for (i) any breach of the covenants set forth in
Section 14.4 hereof, or (ii) in connection with the matters identified in
Section 1.1(rr)(ix) hereof. For purposes of this Section 11.2 (a) only, in determining the existence of any inaccuracy or breach of any representation or warranty by the Seller contained in this Agreement, any requirement in any representation or warranty that an event or fact be material or have a Material Adverse Effect in order for such event or fact to constitute an inaccuracy or breach of a representation or warranty shall be disregarded; provided, however, this sentence shall not apply with respect to Section 4.5(a).

     (b) From and after the Closing, the Purchaser and Acquisition Sub shall indemnify, hold harmless and defend the Cullman Shareholders, their successors and assigns, against any Damages incurred by them (i) which are caused by or arise out of any breach of any representation, warranty or covenant made by the Purchaser or Acquisition Sub in this Agreement, or
(ii) to the extent such Damages are caused by or arise out of the operation of the Business after the Closing Date (except to the extent the Purchaser is entitled to indemnification hereunder). The Cullman Shareholders are third party beneficiaries of this Agreement for purposes of this Article XI.

     (c) In the event of any claim for indemnification for a breach of the representation and warranty made in Section 4.23(a) hereof regarding the collectibility of the Day Dream litigation settlement amounts, upon payment of the claim, the Purchaser agrees to assign to the Representative any and all rights which the Purchaser may have against the Persons who were to make settlement payments to the Company or its Affiliates with respect to such litigation.

     (d) In the event of any claim by the Purchaser for indemnification for a breach of the representation and warranty contained in Section 4.23(b), the Purchaser agrees that the Damages shall relate only to the amount above $400,000.

     11.3 Notice of Claims. An Indemnified Party shall notify the Indemnifying Party within a reasonable period of time after becoming aware of, and shall provide to the Indemnifying Party as soon as practicable thereafter, all information and documentation necessary to support and verify any Damages which the Indemnified Party shall have determined has given or could give rise to a claim for indemnification under Section 11.2 hereof, and the Indemnifying Party and its agents shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim.

     11.4 Matters Involving Third Parties.

     (a) If any third party shall commence an Action against any Indemnified Party with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification under Section 11.2, the Indemnified Party shall notify the Indemnifying Party in writing as soon as practicable, but in no event more than 10 days after the Indemnified Party shall have been served.

     (b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice so long as (i) the Indemnifying Party shall notify the Indemnified Party in writing (within 10 days after its receipt of notice of the Third Party Claim) that the Indemnified Party will be entitled to indemnification under
Section 11.2 hereof from and against any Damages the Indemnified Party may suffer arising out of the Third Party Claim and (ii) the Indemnifying Party diligently conducts the defense of the Third Party Claim. It is agreed that no delay on the part of the Indemnified Party in notifying any Indemnifying Party of a claim (including any Third-Party Claim) will relieve the Indemnifying Party thereby unless said Indemnifying Party is prejudiced by such failure to give notice.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11.4(b) above, (i) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, (iii) the Indemnified Party shall cooperate within reason with the Indemnifying Party's defense of such Third Party Claim and (iv) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding any other provision of this Section 11.4, if an Indemnified Party withholds its consent to a settlement or elects to defend any claim, where but for such action the Indemnifying Party could have settled such claim, the Indemnifying Party shall be required to indemnify the Indemnified Party only up to a maximum of the bona fide settlement offer for which the Indemnifying Party could have settled such claim.

     11.5 Maximum Indemnification. The aggregate liability for indemnification under subclauses (i) through (v) of Section 11.2(a) and under Article XII hereof shall not exceed 17.5% of the Gross Purchase Price and the aggregate liability of the Principal Shareholders, which shall be only for claims arising from Specified Items (pursuant to Section 11.2(a) and Article XII hereof), and, which, solely for such purposes, shall be joint and several among them, shall not exceed $55,000,000 in the aggregate.

     11.6 General Deductible. The Purchaser shall not be entitled to any indemnification under Section 11.2(a)(i) hereof with respect to breaches of representations and warranties (but not covenants) by the Company, and the Cullman Shareholders shall not be entitled to any indemnification under
Section 11.2(b) hereof with respect to breaches of representations and warranties (but not covenants) by the Purchaser or Acquisition Sub, unless the cumulative amount of the Damages for which the Indemnified Party may be entitled to such indemnification exceeds $2,000,000 (the "DEDUCTIBLE AMOUNT") in the aggregate whereupon only the amount of such Damages in excess of the Deductible Amount shall be recoverable with respect to such breaches.

     11.7 Mitigation of Damages. If any event shall occur which would otherwise entitle a party to assert a claim for indemnification hereunder, no Damages shall be deemed to have been sustained by such party to the extent of (i) any net proceeds received by such party or its Affiliates from any insurance policy, in effect as of the Closing Date, with respect thereto or (ii) any net Tax savings that have been or will be realized by such party, but the foregoing shall apply only after the amount of Damages paid to the Purchaser or its Affiliates with respect to any claims for indemnification has exceeded $10 million in the aggregate whereupon only the amount of such Damages in excess of $10 million shall be taken into account in determining such net Tax savings.

     11.8 Indemnification is Sole Remedy. Absent fraud, the sole and exclusive remedy of an Indemnified Party for the matters for which indemnification is provided under Section 11.2 hereof shall be a claim for indemnity under this Article XI; provided, however, that this Section 11.8 shall not prevent the Purchaser from seeking the remedies contemplated by
Section 14.5 hereof in connection with any breach of Sections 14.3 or 14.4 hereof.

     11.9 Role of Representative. For purposes of this Article XI, (i) any notice to be given by the Purchaser shall be given to the Representative, on behalf of the Unit Holders, (ii) any notice to be given to the Purchaser shall be given by the Representative, on behalf of the Unit Holders, and
(iii) the Representative shall have the right and power, on behalf of the Unit Holders under this Article XI and Article XII hereof, to exercise the rights of the Unit Holders as the Indemnifying Party or the Indemnified Party, as the case may be.

     11.10 Environmental Matters. The Purchaser shall be entitled to indemnification under Section 11.2 for the breach of Section 4.18 with respect to matters involving remedial action only to the extent that such remedial action is (i) conducted in a technically sound and reasonable cost-effective manner and (ii) implements the remediation standards applicable under Environmental Laws given the use of the property at issue as of the Closing Date. The Purchaser and the Acquisition Sub shall be entitled to control the defense of any such matters. The Purchaser shall provide the Representative with all draft remedial and investigatory reports in a timely fashion to allow the Representative to provide comments, and the Representative, to the extent reasonably feasible, shall have the right to review prior to transmission all correspondence that the Purchaser proposes to transmit to any Governmental Authority regarding or relating to its remedial actions at or in connection with the Real Property. In addition, the Purchaser shall provide the Representative with
(i) copies of all final reports and/or correspondence relating to the remedial action, and (ii) advance notice reasonable under the circumstances of, and opportunity to participate in, all negotiations with any applicable Governmental Authority.



                                ARTICLE XII
                                TAX MATTERS

     12.1 S Corporation Status. The Company shall maintain the status of the Company as an S Corporation for federal and state income Tax purposes through the Closing Date.

     12.2 Section 338(h)(10) Election.

     (a) The Purchaser shall make the election, with respect to the Common Shares of the Company only, provided for by section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Regulations (and any comparable elections that are available under state or local Tax law) (the "338(H)(10) ELECTION"). The Purchaser and the Principal Shareholders, through the Representative, shall cooperate with each other to take all actions necessary and appropriate, including filing such additional forms, returns, elections, schedules and other documents as may be required to effect and preserve a timely 338(h)(10) Election in accordance with the provisions of section 1.338(h)(10)-1 of the Regulations (and any comparable provisions under state or local tax law) or any successor provisions. The Principal Shareholders and the Purchaser shall, and the Principal Shareholders shall cause the other Cullman Shareholders to, report the purchase by the Purchaser of the Shares of Common Stock pursuant to this Agreement consistent with the 338(h)(10) Election (and any comparable elections under state or local Tax laws that are available) and not take any position inconsistent therewith in any Tax Return or in any proceeding before any taxing authority.

     (b) In connection with the 338(h)(10) Election, not later than 180 days after the Closing, Purchaser shall prepare, and the Purchaser and the Principal Shareholders, through the Representative, shall agree to (i) the "Modified Aggregate Deemed Sale Price" of each of the Company's Assets (within the meaning of, and in accordance with, section 1.338(h)(10)-1(f) of the Regulations) and (ii) the proper allocations (the "Allocations") of the "Modified Aggregate Deemed Sale Price" among the assets of the Company (in accordance with section 338(b)(5) of the Code and the Regulations promulgated thereunder). The Principal Shareholders and the Purchaser shall, and the Principal Shareholders shall cause the other Cullman Shareholders to, (i) be bound by such determination and such allocation for purposes of determining any Taxes, (ii) prepare and file their Tax Returns on a basis consistent with such determination of the "Modified Aggregate Deemed Sale Price" and such Allocations and (iii) take no position inconsistent with such determination and Allocations on any applicable Tax Return or in any proceeding before any taxing authority. In the event that any of the Allocations is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute. The Cullman Shareholders will include on their Tax Returns any income, gain, loss, deduction or other Tax item resulting from the Section 338(h)(10) Election and any liability for Taxes resulting therefrom shall be borne solely by the Cullman Shareholders.

     12.3 Preparation and Filing of Tax Returns; Payment of Taxes.

     (a) The Representative shall prepare and timely file or cause to be prepared and timely filed (at the Cullman Shareholders' cost and expense and in a manner consistent with past practice) all Tax Returns of the Company and each of its Subsidiaries (including, for this purpose, AGA LLC) for all Pre-Closing Periods (as defined in Section 12.4(a)). Not less than twenty (20) business days prior to the due date for filing any Tax Return of the Company or any of its Subsidiaries (taking into account any applicable extensions) for any taxable period ending on the Closing Date, the Representative shall deliver a copy of such Tax Return to the Purchaser for its review and comment thereon. Such Tax Returns shall disclose, in a manner that is reasonably satisfactory to the Purchaser, such information as the Purchaser reasonably deems necessary to ensure that the applicable statute of limitations applicable to such Tax Returns shall be determined under Section 6501(a) of the Code and any comparable provisions of state, local, and foreign law. For this purpose, the Purchaser and the Principal Shareholders agree that such disclosure shall include (i) the net unrealized built in gain in Success Business Industries and Landmark on the dates of acquisition by the Company; (ii) the dates of acquisition by the Company of Success Business Industries and Landmark; (iii) the categories of assets to which such built in gain was attributable on the dates of acquisition; and (iv) the adjustments made to arrive at the current net recognized built in gain to be shown on such Tax Returns. The Principal Shareholders shall cause all Taxes shown to be due and payable on such Tax Returns to be timely paid.

     (b) The Purchaser shall cause the Company and its Subsidiaries to prepare and timely file all Tax Returns of the Company and its Subsidiaries other than those Tax Returns provided for in Section 12.3(a) hereof. Subject to Section 12.4, the Purchaser shall pay or cause the Company and its Subsidiaries to pay all Taxes shown to be due and payable thereon. Not less than twenty (20) business days prior to the due date for filing any Tax Return of the Company or any of its Subsidiaries (taking into account any applicable extensions) for any Straddle Period (as defined in Section 12.4(a)), the Purchaser shall deliver a copy of such Tax Return to the Representative for his review and comment thereon. The Representative shall pay directly to the Purchaser the Cullman Shareholders' portion of the Taxes shown to be due on any Tax Return for any Straddle Period determined under Section 12.4(d) of this Agreement within ten (10) business days prior to the due date for the filing of such Tax Return.

     12.4 Liability and Indemnification for Taxes.

     (a) Except as otherwise provided in Section 12.6, from and after the Closing Date, the Purchaser and its affiliates (including the Company and its Subsidiaries after the Closing), shall be indemnified, and held harmless from and against, all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including reasonable attorneys' and accountants' fees and expenses) imposed on, sustained, incurred or suffered by the Purchaser or its affiliates (including the Company and its Subsidiaries after the Closing), directly or indirectly, by reason of or resulting from any and all Taxes imposed upon the Company, its Subsidiaries or the Cullman Shareholders with respect to, arising out of, or pursuant to (i) any taxable period of the Company or its Subsidiaries ending on or before the Closing Date (a "PRE-CLOSING PERIOD"), (ii) any taxable period beginning before the Closing Date and ending after the Closing Date (a "STRADDLE PERIOD"), but only with respect to the portion of such Straddle Period ending on the Closing Date and in the manner provided in Section 12.4(d) hereof (such portion, a "PRE-CLOSING STRADDLE PERIOD"), (iii) Treasury Regulations section 1.1502-6 (or any comparable provision under state, local or foreign law imposing several liability upon members of a consolidated, combined, affiliated or unitary group) for any Pre-Closing Period or Pre-Closing Straddle Period, and (iv) a breach or inaccuracy in any representation contained in Section
4.12 of this Agreement or any covenant set forth in this Article XII.

     (b) Without limiting the generality of Section 12.4(a) above and notwithstanding anything to the contrary contained in this Agreement, the Purchaser and its affiliates (including the Company and its Subsidiaries after the Closing) shall be indemnified, defended and held harmless from and against any and all Taxes asserted against, resulting from, imposed on, sustained, incurred or suffered by, or asserted against any of the Purchaser and its affiliates (including the Company and its Subsidiaries after the Closing), directly or indirectly, by reason of or resulting from
(i) the failure of the Company to be an "S" corporation for federal income Tax purposes as of any time prior to or on the Closing, (ii) except as provided in Section 12.6, the transactions effected pursuant to this Agreement, including, but not limited to, Taxes imposed on the Company or any of its Subsidiaries under Sections 1374 or 1375 of the Code or under state, local or other law as a result of the 338(h)(10) Election, and (iii) the AGA LLC Spinoff and the CVI Corporate Distribution, including all real and personal property Taxes imposed on assets owned by AGA LLC or included in the CVI Corporate Distribution.

     (c) From and after the Closing Date, the Purchaser shall indemnify the Cullman Shareholders, and hold them harmless from and against, all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) imposed on, sustained, incurred or suffered by the Cullman Shareholders, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon the Company or any of its Subsidiaries with respect or pursuant to (i) any taxable period of the Company or any of its Subsidiaries ending after the Closing Date (a "POST-CLOSING PERIOD"), (ii) any Straddle Period, but only with respect to the portion of such Straddle Period beginning the day after the Closing Date and in the manner provided in Section 12.4(d) hereof (such portion, a "POST-CLOSING STRADDLE PERIOD"), and (iii) Taxes imposed as a result of a breach or inaccuracy in any covenant of the Purchaser set forth in this Article XII.

     (d) For purposes of calculating the Taxes imposed which relate to a Straddle Period, the Closing Date shall be treated as the last day of a taxable period, and the portion of any such Tax that is allocable to the taxable period that is so deemed to end on and include the Closing Date:
(i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer, assignment or distribution of property (real or person, tangible or intangible), shall be deemed equal to the amount which would be payable if the period for which such Tax is assessed ended on and included the Closing Date, and (ii) in the case of Taxes other than Taxes described in clause
(i) hereof, shall be computed on a per diem basis.

     12.5 Procedures Related to Tax Claims.

     (a) If a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, administrative or court proceeding, suit, dispute or other claim (a "TAX CLAIM") is delivered, sent, commenced or initiated to or against the Company or any of its Subsidiaries by any taxing authority with respect to Taxes for which one party to this Agreement is entitled to indemnification from another party, the Company and its Subsidiaries shall promptly notify the Representative in writing of the Tax Claim. If a Tax Claim with respect to Taxes for which one party to this Agreement is entitled to indemnification from another party shall be delivered, sent, commenced or initiated to or against the Cullman Shareholders by any taxing authority, the Principal Shareholders shall cause the Representative to promptly notify the Purchaser in writing of such Tax Claim.

     (b) Except as otherwise provided in this Section 12.5, if any Tax Claim is delivered, sent, commenced or initiated against the Company or any of its Subsidiaries by any taxing authority, the Purchaser shall be solely responsible for controlling the defense of such Tax Claim.

     (c) If such Tax Claim relates to a Pre-Closing Period, the Principal Shareholders shall, through the Representative, control, defend, settle, compromise, or contest such Tax Claim; provided, however, that, notwithstanding anything to the contrary set forth herein, (i) the Representative shall keep the Purchaser fully informed of any proceedings, events and developments related to or in connection with such Tax Claim;
(ii) the Purchaser shall be entitled to receive copies of all correspondence and documents related to such Tax Claim; (iii) the Representative shall consult with the Purchaser and shall not enter into any settlement with respect to any such Tax Claim without Purchaser's prior written consent, which consent shall not be unreasonably withheld; and (iv) at its own cost and expense, the Purchaser shall have the right to participate in (but not control) the defense of such Tax Claim. Notwithstanding the foregoing, in the event that the Representative wishes to settle a Tax Claim and the Purchaser withholds its consent, the Purchaser shall take over control of the Tax Claim at its own cost and expense and, to the extent that the amount of the Tax Claim ultimately is determined to be greater than the amount for which the Representative was willing to settle, the Purchaser shall bear such excess cost. Except as provided in the preceding sentence, the costs and expenses (including the cost of counsel) incurred by the Representative in contesting any such Tax Claim shall be borne by the Principal Shareholders. The Purchaser and its Affiliates (including the Company or any of its Subsidiaries after the Closing) shall cooperate with the Representative in connection with any such Tax Claim.

            12.6 Transfer and Gains Taxes. All sales (including, without limitation, bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees (collectively, the "TRANSFER TAXES") arising out of, in connection with or attributable to the transactions effected pursuant to this Agreement shall be borne equally by the Purchaser, on the one hand, and the Principal Shareholders, on the other; provided, however that any Transfer Taxes arising out of, in connection with or attributable to the AGA LLC Spinoff and the CVI Corporate Distribution, shall be borne and paid solely by the Principal Shareholders. The party which has primary legal responsibility for the payment of any particular Transfer Tax (the "PAYOR") shall prepare and timely file all relevant Tax Returns required to be filed in respect of such Transfer Tax, pay the Transfer Tax shown on such Tax Return, and notify the other parties in writing of the Transfer Tax shown on such Tax Return and how such Transfer Tax was calculated, and such other parties shall reimburse the Payor for their respective share of the amount of such Transfer Tax in immediately available funds within ten (10) business days of receipt of such notice.

     12.7 Assistance and Cooperation. After the Closing, each of the Purchaser, the Company and its Subsidiaries and the Principal Shareholders shall:

     (a) cooperate fully in preparing any Tax Returns of the Company and its Subsidiaries and preparing for any audits of, or disputes or litigation with taxing authorities regarding, any Tax Returns with respect to the Company and its Subsidiaries;

     (b) make available to the other and to any taxing authority as reasonably requested all information and documents relating to Taxes of the Company and its Subsidiaries;

     (c) provide timely notice to the other in writing of any pending or threatened tax audits, assessments or litigation with respect to the Company and its Subsidiaries for any taxable period for which the other party may have liability under this Article XII; and

     (d) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any taxable period for which the other may have liability under this Article XII.

     12.8 Characterization of Indemnification Payments. All amounts paid pursuant to Article XI or this Article XII shall be treated as adjustments to the Gross Purchase Price for all Tax purposes.

     12.9 Survival of Tax Claims and Section 4.12 Representations. Notwithstanding any other provision of this Agreement to the contrary, any obligations of the parties pursuant to this Article XII and all representations and warranties contained in Section 4.12 of this Agreement shall be unconditional and absolute and shall survive until the Final Distribution Date; provided that, if on the Final Distribution Date the Company is under audit or shall have received a notice of any income Tax audit for a Pre-Closing Period, such obligations and representations and warranties shall survive until the date on which all such audits are completed and finally resolved. 12.10 Exclusive Remedy; Tax Indemnity Payments. Notwithstanding any other provision of this Agreement to the contrary:

     (a) The provisions of this Article XII shall be the exclusive means by which any party may recover damages from any other party with respect to any claim based on Taxes;

     (b) Any claim for indemnification made by the Purchaser or its Affiliates (including the Company or any of its Subsidiaries after the Closing) for Taxes pursuant to this Agreement shall be payable solely out of the Indemnification Escrow Fund, except to the extent that such claim arises under Section 12.4(b)(i) of this Agreement or any Taxes related to the Allied Graphic Arts Business and the obligations and liabilities relating thereto, including, without limitation, any liability arising from the failure, under applicable Law, to treat any individual utilized by the Allied Graphic Arts Business as an employee rather than an independent contractor, in which case the Purchaser or its Affiliates (including the Company or any of its Subsidiaries after the Closing) shall have recourse (subject to Section 11.5) directly against the Principal Shareholders in the event the Indemnification Escrow Fund is not sufficient to satisfy such claim in full; provided that, if indemnification claims arising from Specified Items are satisfied out of the Indemnification Escrow Fund and, thereafter, there are insufficient amounts remaining on deposit in the Indemnification Escrow Fund to satisfy indemnification claims arising from other Damages, then the Purchaser, its Affiliates, their successors and assigns shall have recourse (subject to Section 11.5) directly against any and all of the Principal Shareholders to the extent of the lesser of (i) the amounts paid from the Indemnification Escrow Fund to satisfy Specified Items and (ii) the amount by which such other Damages exceeds the amount remaining on deposit in the Indemnification Escrow Fund; and

     (c) Any amounts payable or to be paid to the Purchaser pursuant to this Article XII shall be governed by the provisions of the Custody Agreement.

                                ARTICLE XIII
                     TERMINATION, AMENDMENT AND WAIVER

     13.1 Termination. (a) This Agreement may be terminated at any time prior to the Closing Date:

          (i) by mutual consent of the Purchaser and the Company;

          (ii) by either the Purchaser or the Company if the Closing has not occurred prior to December 15, 1999;

          (iii) by either the Purchaser or the Company if there has been a material misrepresentation or material breach on the part of the other party in the representations, warranties or covenants set forth in this Agreement which is not cured within 10 Business Days after such other party has been notified in writing of the intent to terminate this Agreement pursuant to this clause (iii);

          (iv) by either the Purchaser or the Company, if any approval of a Governmental Authority, the lack of which would result in the failure to satisfy the conditions to Closing set forth in Article VIII or
     Article IX hereof, shall have been denied by such Governmental Authority, or such Governmental Authority shall have requested the withdrawal of any application therefor or shall have indicated its intention to initiate a proceeding to enjoin the Merger and the transactions contemplated by this Agreement;

          (v) by either the Purchaser or the Company, if any permanent injunction or action by any court or other Governmental Authority of competent jurisdiction enjoining, denying approval of or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement shall become final and nonappealable; or

          (vi) by the Purchaser within five Business Days after the Purchaser has received notice under Section 6.8 of a supplement or amendment to any Schedule which would have the effect of amending the Schedules and which has disclosed any Material Adverse Effect on the Condition of the Business.

     (b) The Principal Shareholders agree that, in the event that following the termination of this Agreement, other than (1) by the Purchaser and the Company pursuant to Section 13.1(a)(i), (2) by the Company pursuant to
Section 13.1(a)(iii), (3) by the Purchaser or the Company pursuant to Sections 13.1(a) (ii) (but only by reason of Section 13.1(a)(iv) or Section 13.1(a)(v)), Section 13.1(a)(iv) or Section 13.1(a)(v), or (4) by the Purchaser pursuant to Section 13.1(a)(vi), the Common Shares or the Business of the Company is acquired by another Person (whether by purchase, merger, consolidation, sale of assets, liquidation, dissolution or otherwise) within a 6-month period following such termination, or an agreement with respect thereto is entered into within such 6-month period and is thereafter consummated, the positive difference between (i) the amount received for each Common Share by the Cullman Shareholders in such transaction and (ii) the Net Purchase Price divided by the number of the outstanding Common Shares of the Company as set forth in Section 4.3 hereof shall be paid to the Purchaser within two business days after such payment is made to or on behalf of the Cullman Shareholders.

     13.2 Effect of Termination. In the event of termination of this Agreement as expressly permitted under Section 13.1 hereof, this Agreement shall forthwith become void (except for Sections 6.6, 7.3, 13.1(b) and 14.2 and this Section 13.2) and there shall be no liability on the part of either the Company, Acquisition Sub or the Purchaser or their respective officers, directors or affiliates; provided, that, if such termination shall result from the willful breach by a party of the covenants of such party contained in this Agreement, such party shall be fully liable for any and all Damages sustained or incurred as a result of such breach. In the event of termination hereunder prior to the Closing, the Purchaser and Acquisition Sub shall return promptly to the Company all documents, work papers and other material of the Company and its Subsidiaries furnished or made available to the Purchaser and Acquisition Sub or their representatives or agents and all copies thereof, and no information received by the Purchaser or Acquisition Sub shall be revealed to any third party nor used for the advantage of the Purchaser or Acquisition Sub or any other party.

     13.3 Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto. The Company, the Purchaser and Acquisition Sub may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Department of State of the State of New York; provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of any Constituent Corporation shall not (i) alter or change the amount or class of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

     13.4 Extension, Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in writing in an instrument signed by or on behalf of such party. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                                ARTICLE XIV
                              OTHER AGREEMENTS

     14.1 Public Disclosure. Prior to the Closing Date, the Purchaser, Acquisition Sub and the Company agree to notify and consult with each other prior to issuing any statement or communication to the public or the press regarding the transactions contemplated by this Agreement.

     14.2 Expenses. The Purchaser, Acquisition Sub and the Company shall each bear their own expenses (including those of counsel, accountants and investment bankers) incurred by any of them in connection with this Agreement and the transactions contemplated herein, except that all expenses of the Company relating thereto shall be deemed to be part of the CVI Corporate Assets and Liabilities.

     14.3 Voting Agreement. By his execution of this Agreement, Lewis B. Cullman, as voting trustee under the Voting Trust, hereby agrees, at the stockholders meeting to be called in accordance with Section 6.4 hereof, to vote all Shares which he is entitled to vote at such meeting in favor of the Merger and transactions contemplated by this Agreement. Each of the Principal Shareholders agrees that prior to the termination of this Agreement (i) he will not amend or take any action to amend the Voting Trust (other than the termination of the Voting Trust immediately prior to the Closing), (ii) he will not grant any proxy or take any action to allow any Person to have voting rights with respect to his Common Shares, or
(iii) he will not sell, assign, transfer or otherwise dispose of (including by gift, contribution, but excluding by will, the laws of descent and distribution or otherwise by operation of law, distribution or otherwise) or pledge or encumber their Common Shares or any interest therein or enter into any agreement, understanding or other arrangement with respect to any of the foregoing.

     14.4 Noncompetition, Nonsolicitation. (a) By executing this Agreement, each of Lewis B. Cullman, G. Thomas Hargrove and Douglas B. Willies agrees that, for a period of five years from and after the Closing Date, he shall not, and he shall cause each of his Affiliates not to, (i) directly or indirectly, engage in (other than for the account of the Purchaser or the Surviving Corporation), or be employed by, or act as a consultant with respect to, or serve as a director of, or have any ownership interest in (other than the ownership of less than 2% of the Common Shares of a corporation whose stock is traded on a national stock exchange or over-the-counter market) any Person (other than the Purchaser or the Surviving Corporation) which is, or expects to be, engaged in the production or distribution of diaries, calendars, appointment books, organizers, planners, time management products or other dated products, or posters, coloring products, decorative calendars and other print media, or
(ii) directly or indirectly on behalf of or through any Person (other than the Purchaser or the Surviving Corporation) solicit for employment, employ or otherwise engage any Person who is as of the date hereof an employee of the Business; provided, however, that nothing contained herein shall restrict Messrs. Lewis B. Cullman, G. Thomas Hargrove and Douglas B. Willies, their Affiliates, AGA LLC, or their successors and assigns from continuing the Allied Graphic Arts Business, so long as (A) it is not competitive with the Business, in terms of products irrespective of the means of distribution, as conducted by the Group on the Closing Date, or
(B) it does not avail itself of business opportunities that relate to the Business as conducted by the Group on the Closing Date; in each case other than catalogues and promotional calendars sold to druggists.

     (b) The Purchaser, Lewis B. Cullman, G. Thomas Hargrove and Douglas B. Willies agree that the periods of time and the scope applicable to the covenants of this Section 14.4 are reasonable and necessary to protect the legitimate business interests of the Purchaser and the Surviving Corporation without unduly limiting Lewis B. Cullman's, G. Thomas Hargrove's or Douglas B. Willies' ability to obtain employment or otherwise earn a living. However, if such period or scope should be adjudged unreasonable in any judicial or other dispute resolution proceeding, then the period of time or scope shall be reduced by the extent deemed unreasonable, so that these covenants may be enforced during such period and for such scope as are adjudged to be reasonable.

     14.5 Specific Performance; Injunctive Relief. Each of the parties hereto acknowledges, understands and agrees that any breach or threatened breach by such party or such party's Affiliates of Sections 6.6, 7.3, 14.3 or 14.4 will cause irreparable injury to the other party and that money damages will not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, the non-breaching party shall have the right and remedy (in addition to any other rights or remedies available at law or in equity, including, money damages) to have the provisions of such Section 6.6, 7.3, 14.3 or 14.4 specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction.

     14.6 Change of Name. Following the Closing, the Purchaser agrees that the name of the Surviving Corporation will not include the word "Cullman."

            14.7 Escheat Matters. The Purchaser agrees that it shall administer and treat claims, returns and other matters under escheat, abandoned property or similar laws involving the Company or any of its Subsidiaries consistently with the manner that the Purchaser treats and administers the foregoing with respect to the Purchaser and its Subsidiaries.


                                 ARTICLE XV
                             THE REPRESENTATIVE

     15.1 Appointment of the Representative. Lewis B. Cullman has been irrevocably appointed as the representative (Mr. Cullman and any person succeeding him as provided in Section 15.2 being hereinafter called the "REPRESENTATIVE") of the interests of the Unit Holders to exercise such powers and perform such duties as are set forth in this Agreement and in the Custody Agreement including, by way of illustration and not by way of limitation, whether to accept or dispute any assertion of a claim by the Purchaser for indemnification pursuant to Article XI.

     15.2 Subsequent Representative. In the event of the death or permanent disability of Lewis B. Cullman as the initial Representative, his successor Representative shall be Worthington Mayo-Smith. If such person shall be unable to serve, the Representative shall be designated by the affirmative vote of the Cullman Shareholders holding in the aggregate more than 50% of the Common Shares.

                                ARTICLE XVI
                               MISCELLANEOUS

     16.1 Entire Agreement. This Agreement (including the documents and instruments referred to herein) embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect thereto. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein.

     16.2 Assignment. Except as set forth in this Section 16.2, this Agreement may not be assigned (whether by operation of law or otherwise) by any party without the prior written consent of the other parties hereto. The Purchaser and the Acquisition Sub may assign this Agreement to any of their wholly-owned subsidiaries without the prior written consent of the Company; provided, that such assignment shall not release the Purchaser or Acquisition Sub from their respective obligations under this Agreement . Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefits of, the parties hereto and their respective heirs, personal representatives successors and assigns.

     16.3 Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the federal or state courts located in the County of New York, State of New York. The Purchaser, Acquisition Sub and the Company and Messrs. Cullman, Hargrove, Willies, Mayo-Smith and Moore hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts located in the County of New York, State of New York for the purpose of any such action or proceeding.

     16.4 Headings and Exhibits. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Schedules and documents referred to in this Agreement are an integral part of this Agreement.

     16.5 Disclosure on Schedules. Disclosure by a party on one Schedule shall be deemed to be disclosure on all pertinent Schedules, but this provision shall not limit the obligation of the party making disclosure on any Schedule to prepare that Schedule fully, correctly and completely.

     16.6 Notices. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the addresses designated below, by facsimile transmission to the respective facsimile numbers designated below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

     If to the Purchaser or the Surviving Corporation:

            The Mead Corporation
            Courthouse Plaza Northeast
            Dayton, Ohio  45463
            Attention:  Sue K. McDonnell, Esq.
            (Facsimile No.:  (937) 461-2424)

      With a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York  10022
            Attention:  David J. Friedman, Esq.
            (Facsimile No.:  (212) 735-2000)

      If to the Company:

            Cullman Ventures, Inc.
            767 Third Avenue
            New York, New York  10017
            (Facsimile No.:  (212) 888-7709)
            Attention:  Lewis B. Cullman

      and:

            Cullman Ventures, Inc.
            101 Merritt 7, Corporate Park
            Norwalk, Connecticut  06851
            (Facsimile No.:  (203) 840-1391)
            Attention:  G. Thomas Hargrove

      If to the Representative to:

            Mr. Lewis B. Cullman
            767 Third Avenue
            New York, New York  10017
            (Facsimile No.:  (212) 888-7709)

      With a copy to:

            Richards & O'Neil, LLP
            885 Third Avenue
            New York, New York  10022
            (Facsimile No.: (212) 750-9022)
            Attention:  Floyd I. Wittlin, Esq.

     All such notices and communications shall be deemed to be given for purposes of this Agreement on the day such writing is received by the intended recipient thereof.

     16.7 Counterparts. This Agreement may be executed in any number of counterparts each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                           CULLMAN VENTURES, INC.

                           By    /s/ Lewis B. Cullman
                              _________________________________
                              Name:  Lewis B. Cullman
                              Title: President

                           THE MEAD CORPORATION

                           By    /s/ Jerome F. Tatar
                              __________________________________
                              Name:  Jerome F. Tatar
                              Title: Chairman, CEO and President

                           MEAD ACQUISITION CORP.

                           By    /s/ Raymond W. Lane
                              __________________________________
                              Name:  Raymond W. Lane
                              Title: Vice President


     The undersigned, Lewis B. Cullman, hereby executes and delivers this Agreement solely to evidence his agreement to be bound by Article XI and
Article XII hereof, as applicable to him, and Sections 6.12, 13.1(b), 14.3, 14.4, 14.5 and 16.3 hereof.

                                    /s/ Lewis B. Cullman
                                    ______________________________
                                    Lewis B. Cullman

     Each of the undersigned, G. Thomas Hargrove and Douglas B. Willies, hereby executes and delivers this Agreement solely to evidence his agreement to be bound by Article XI and Article XII hereof, as applicable to him, and Sections 6.12, 13.1(b), 14.3, 14.4, 14.5 and 16.3 hereof.

                                    /s/ G. Thomas Hargrove
                                    _________________________________
                                    G. Thomas Hargrove


                                    /s/ Douglas B. Willies
                                    _________________________________
                                    Douglas B. Willies


     Each of the undersigned, Worthington Mayo-Smith and James O. Moore, hereby executes and delivers this Agreement solely to evidence his agreement to be bound by Article XI and Article XII hereof, as applicable to him, and Sections 6.12, 13.1(b), 14.3 and 16.3 hereof.

                                    /s/ Worthington Mayo-Smith
                                    _________________________________
                                    Worthington Mayo-Smith

                                    /s/ James O. Moore
                                    _________________________________
                                    James O. Moore


     The undersigned, AGA LLC, hereby executes and delivers this Agreement solely to evidence its agreement to be bound by Section 11.2(a) hereof.

                                    AGA CREATIVE LLC

                                    By    /s/ G. Thomas Hargrove
                                       ______________________________
                                       Name:  G. Thomas Hargrove
                                       Title: Vice President